                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY



--------------------------------------------------------------------------------















                            RELIANT RESOURCES, INC.,

                                    as Issuer


                       9.25% SENIOR SECURED NOTES DUE 2010


                        ---------------------------------

                                    INDENTURE

                            Dated as of July 1, 2003

                        ---------------------------------

                            Wilmington Trust Company,

                                   as Trustee
















--------------------------------------------------------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                    Indenture Section

310(a)(1)...................................................................             7.10
     (a)(2).................................................................             7.10
     (a)(3).................................................................             N.A.
     (a)(4).................................................................             N.A.
     (a)(5).................................................................             7.10
     (b)....................................................................             7.10
     (c)....................................................................             N.A.
311(a)......................................................................             7.11
     (b)....................................................................             7.11
     (c)....................................................................             N.A.
312(a)......................................................................             2.05
     (b)....................................................................            14.03
     (c)....................................................................            14.03
313(a)......................................................................             7.06
      (b)(1)................................................................             N.A.
     (b)(2).................................................................      7.06; 7.07; 10.06
     (c)....................................................................         7.06; 14.02
     (d)....................................................................             7.06
314(a)......................................................................      4.03;14.02; 14.05
     (b)....................................................................            10.06
     (c)(1).................................................................            14.04
     (c)(2).................................................................            14.04
     (c)(3).................................................................             N.A.
     (d)....................................................................            10.06
     (e)....................................................................            12.05
     (f)....................................................................             N.A.
315(a)......................................................................             7.01
     (b)....................................................................          7.05,14.02
     (c)....................................................................             7.01
     (d)....................................................................             7.01
     (e)....................................................................             6.11
316(a) (last sentence)......................................................             2.09
     (a)(1)(A)..............................................................             6.05
     (a)(1)(B)..............................................................             6.04
     (a)(2).................................................................             N.A.
     (b)....................................................................             6.07
     (c)....................................................................             2.12
317(a)(1)...................................................................             6.08
     (a)(2).................................................................             6.09
     (b)....................................................................             2.04
318(a)......................................................................            14.01
     (b)....................................................................             N.A.
     (c)....................................................................            14.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                             PAGE


                                                    ARTICLE 1.
                                          DEFINITIONS AND INCORPORATION
                                                   BY REFERENCE

Section 1.01       Definitions.................................................................................1
Section 1.02       Other Definitions..........................................................................39
Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................39
Section 1.04       Rules of Construction......................................................................39

                                                    ARTICLE 2.
                                                    THE NOTES

Section 2.01       Form and Dating............................................................................40
Section 2.02       Execution and Authentication...............................................................41
Section 2.03       Registrar and Paying Agent.................................................................41
Section 2.04       Paying Agent to Hold Money in Trust........................................................41
Section 2.05       Holder Lists...............................................................................42
Section 2.06       Transfer and Exchange......................................................................42
Section 2.07       Replacement Notes..........................................................................53
Section 2.08       Outstanding Notes..........................................................................53
Section 2.09       Treasury Notes.............................................................................53
Section 2.10       Temporary Notes............................................................................54
Section 2.11       Cancellation...............................................................................54
Section 2.12       Defaulted Interest.........................................................................54
Section 2.13       Issuance of Additional Notes...............................................................54
Section 2.14       Designated Senior Debt.....................................................................55
Section 2.15       Persons Deemed Owners......................................................................55

                                                    ARTICLE 3.
                                            REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee.........................................................................55
Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................55
Section 3.03       Notice of Redemption.......................................................................56
Section 3.04       Effect of Notice of Redemption.............................................................56
Section 3.05       Deposit of Redemption or Purchase Price....................................................56
Section 3.06       Notes Redeemed or Purchased in Part........................................................57
Section 3.07       Optional Redemption........................................................................57
Section 3.08       Mandatory Redemption.......................................................................58
Section 3.09       Offer to Purchase by Application of Excess Proceeds........................................58

                                                    ARTICLE 4.
                                                    COVENANTS

Section 4.01       Payment of Notes...........................................................................59
Section 4.02       Maintenance of Office or Agency............................................................60
Section 4.03       Reports....................................................................................60
Section 4.04       Compliance Certificate.....................................................................61
Section 4.05       Taxes......................................................................................62
Section 4.06       Stay, Extension and Usury Laws.............................................................62
Section 4.07       Restricted Payments........................................................................62

Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries.............................65
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock.................................67
Section 4.10       Asset Sales................................................................................72
Section 4.11       Transactions with Affiliates...............................................................75
Section 4.12       Liens......................................................................................76
Section 4.13       Line of Business...........................................................................76
Section 4.14       Corporate Existence........................................................................76
Section 4.15       Offer to Repurchase Upon Change of Control.................................................76
Section 4.16       Limitation on Sale and Leaseback Transactions..............................................78
Section 4.17       Payments for Consent.......................................................................78
Section 4.18       Additional Note Guarantees.................................................................79
Section 4.19       Changes in Covenants when Notes Rated Investment Grade.....................................79
Section 4.20       Designation of Restricted and Unrestricted Subsidiaries....................................79
Section 4.21       No Amendment to Provisions of Convertible Notes............................................79
Section 4.22       Insurance..................................................................................80
Section 4.23       Subordination of Intercompany Indebtedness.................................................80

                                                    ARTICLE 5.
                                                    SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets...................................................81
Section 5.02       Successor Corporation Substituted..........................................................82

                                                    ARTICLE 6.
                                              DEFAULTS AND REMEDIES

Section 6.01       Events of Default..........................................................................82
Section 6.02       Acceleration...............................................................................84
Section 6.03       Other Remedies.............................................................................84
Section 6.04       Waiver of Past Defaults....................................................................85
Section 6.05       Control by Majority........................................................................85
Section 6.06       Limitation on Suits........................................................................85
Section 6.07       Rights of Holders of Notes to Receive Payment..............................................85
Section 6.08       Collection Suit by Trustee.................................................................86
Section 6.09       Trustee May File Proofs of Claim...........................................................86
Section 6.10       Priorities.................................................................................86
Section 6.11       Undertaking for Costs......................................................................87

                                                    ARTICLE 7.
                                                     TRUSTEE

Section 7.01       Duties of Trustee..........................................................................87
Section 7.02       Rights of Trustee..........................................................................88
Section 7.03       Individual Rights of Trustee...............................................................88
Section 7.04       Trustee's Disclaimer.......................................................................89
Section 7.05       Notice of Defaults.........................................................................89
Section 7.06       Reports by Trustee to Holders of the Notes.................................................89
Section 7.07       Compensation and Indemnity.................................................................89
Section 7.08       Replacement of Trustee.....................................................................90
Section 7.09       Successor Trustee by Merger, etc...........................................................91
Section 7.10       Eligibility; Disqualification..............................................................91
Section 7.11       Preferential Collection of Claims Against Company..........................................91

                                                    ARTICLE 8.
                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................92
Section 8.02       Legal Defeasance and Discharge.............................................................92
Section 8.03       Covenant Defeasance........................................................................92
Section 8.04       Conditions to Legal or Covenant Defeasance.................................................93
Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous
                   Provisions.................................................................................94
Section 8.06       Repayment to Company.......................................................................94
Section 8.07       Reinstatement..............................................................................95

                                                    ARTICLE 9.
                                         AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01       Without Consent of Holders of Notes........................................................95
Section 9.02       With Consent of Holders of Notes...........................................................96
Section 9.03       Compliance with Trust Indenture Act........................................................97
Section 9.04       Revocation and Effect of Consents..........................................................97
Section 9.05       Notation on or Exchange of Notes...........................................................98
Section 9.06       Trustee to Sign Amendments, etc............................................................98

                                                   ARTICLE 10.
                                             COLLATERAL AND SECURITY

Section 10.01      Security...................................................................................98
Section 10.02      Collateral.................................................................................98
Section 10.03      Further Assurances.........................................................................99
Section 10.04      Collateral Trustee........................................................................100
Section 10.05      Security Documents and Guarantee..........................................................101
Section 10.06      Release of Security Interests.............................................................101
Section 10.07      Environmental Indemnity...................................................................103

                                                   ARTICLE 11.
                                                COLLATERAL SHARING

Section 11.01      Equal and Ratable Lien Sharing by Holders of Notes and holders of other
                   Parity Secured Debt.......................................................................103
Section 11.02      Subordination.............................................................................104
Section 11.03      Enforcement of Security Interests.........................................................104
Section 11.04      Amendment and Supplement..................................................................104

                                                   ARTICLE 12.
                                                 NOTE GUARANTEES

Section 12.01      Guarantee.................................................................................105
Section 12.02      Limitation on Guarantor Liability.........................................................106
Section 12.03      Execution and Delivery of Note Guarantee..................................................106
Section 12.04      Guarantors May Consolidate, etc., on Certain Terms........................................106
Section 12.05      Releases..................................................................................107

                                                   ARTICLE 13.
                                            SATISFACTION AND DISCHARGE

Section 13.01      Satisfaction and Discharge................................................................108
Section 13.02      Application of Trust Money................................................................109

                                                   ARTICLE 14.
                                                  MISCELLANEOUS

Section 14.01      Trust Indenture Act Controls..............................................................109
Section 14.02      Notices...................................................................................109
Section 14.03      Communication by Holders of Notes with Other Holders of Notes.............................110
Section 14.04      Certificate and Opinion as to Conditions Precedent........................................111
Section 14.05      Statements Required in Certificate or Opinion.............................................111
Section 14.06      Rules by Trustee and Agents...............................................................111
Section 14.07      No Personal Liability of Directors, Officers, Employees and Stockholders..................111
Section 14.08      Governing Law.............................................................................111
Section 14.09      No Adverse Interpretation of Other Agreements.............................................112
Section 14.10      Successors................................................................................112
Section 14.11      Severability..............................................................................112
Section 14.12      Counterpart Originals.....................................................................112
Section 14.13      Table of Contents, Headings, etc..........................................................112

                                    EXHIBITS

Exhibit A         Form of Note
Exhibit B         Form of Certificate Of Transfer
Exhibit C         Form of Certificate Of Exchange
Exhibit D         Form of Certificate Of Acquiring Institutional Accredited Investor
Exhibit E         Form of Note Guarantee
Exhibit F         Form of Supplemental Indenture - Additional Subsidiary Guarantees

         INDENTURE dated as of July 1, 2003, by and among Reliant Resources, Inc., a Delaware corporation (the "Company"), the Guarantors (as defined herein) and Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Trustee").

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 9.25% Senior Secured Notes due 2010 (the "2010 Notes") and the Exchange Notes (as defined herein) (the Exchange Notes, together with the 2010 Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "2013 Additional Notes" means additional notes (other than the 2013 Initial Notes) issued from time to time under the 2013 Notes Indenture in accordance with Section 2.13 thereof, as part of the same series as the 2013 Initial Notes.

         "2013 Exchange Notes" means the 2013 Notes issued in the Exchange Offer pursuant to Section 2.06(f) of the 2013 Notes Indenture.

         "2013 Initial Notes" means the first $550,000,000 aggregate principal amount of 2013 Notes issued under the 2013 Notes Indenture on the Issue Date.

         "2013 Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under the 2013 Notes Indenture and on the 2013 Notes, executed pursuant to the provisions of the 2013 Notes Indenture.

         "2013 Notes Indenture" means that certain Indenture, dated as of the Issue Date, by and among the Company, the Guarantors and the Trustee, governing the 2013 Notes.

         "2013 Notes" means the 9.50% Senior Secured Notes due 2013 and the 2013 Exchange Notes. Unless the context otherwise requires, all references to the 2013 Notes shall include the 2013 Initial Notes and any 2013 Additional Notes.

         "2013 Note Documents" means the 2013 Notes Indenture, the Registration Rights Agreement, the 2013 Notes, the 2013 Exchange Notes, the 2013 Note Guarantee, each Intercreditor Confirmation and the Security Documents.

         "2013 Note Obligations" means:

                  (1) 2013 Notes issued on the Issue Date and the related 2013 Exchange Notes;

                  (2) 2013 Notes issued by the Company after the Issue Date under the 2013 Notes Indenture that constitute Sharing Eligible Debt and the related 2013 Exchange Notes, together with any guarantees thereof and all other Obligations (including all Obligations owing to the 2013 Notes Trustee) of any Obligor or other Person under the 2013 Note Documents.

         "2013 Notes Trustee" means Wilmington Trust Company, a Delaware banking corporation, as trustee under the 2013 Notes Indenture, together with its successors or assigns in such capacity.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Act of Secured Debtholders" means, as to any matter, a direction in writing delivered to the Collateral Trustee:

                  (1) at any time when no Actionable Default Period is continuing, by the Required Lenders; and

                  (2) at any time when an Actionable Default Period is continuing, by or with the written consent of the Required Secured Debtholders; provided, that (A) so long as no direction has been given by or on behalf of the Required Secured Debtholders and subject in all respects to any contrary direction at any time given by the Required Secured Debtholders, the Collateral Trustee shall act in accordance with instructions given to it from time to time by the Required Lenders and (B) the Required Secured Debtholders may not countermand, in whole or in part, a direction by the Required Lenders instructing the Collateral Trustee to foreclose or otherwise enforce the Collateral Trustee's liens or default remedies upon any Collateral.

         "Actionable Default" means (1) the failure to pay any payment of principal of or interest on any Series of Secured Debt outstanding in the amount of $50.0 million or more resulting in an event of default under the applicable Series of Secured Debt after payment is due, including payments that are due (or if any required offer had been timely made would be due) in respect of any mandatory offer to purchase Parity Secured Debt resulting in an event of default under the applicable Series of Secured Debt, (2) the failure to pay in full, when due and payable in full (whether at maturity, upon acceleration or otherwise), either the Notes or the Credit Agreement Debt or any other Series of Secured Debt outstanding in the amount of $50.0 million or more, (3) the exercise by the Collateral Trustee or any of its co-trustees or agents (including the Credit Agreement Agent) of any right or power that is exercisable by it only upon default to take sole and exclusive dominion or control over any deposits in a deposit account, commodity contract in a commodity account or financial asset in a securities account constituting any Shared Collateral or the delivery of any instructions to the Collateral Trustee directing it to foreclose or otherwise enforce, or to disburse the proceeds of enforcement of, any Lien upon any Collateral, or (4) the occurrence of any Event of Default under this Indenture or the Credit Agreement arising from the commencement of any bankruptcy case, receivership or other insolvency or liquidation proceeding by or against the Company or any of its Subsidiaries or any similar default provision at any time in effect under any indenture or agreement governing any Series of Secured Debt.

         "Actionable Default Period" means a period that commences on the date a Notice of Actionable Default is delivered to the Collateral Trustee and continues until the date (if ever) on which all notices of Actionable Default are withdrawn or deemed withdrawn under the Collateral Trust Agreement.

          "Additional Notes" means additional notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section
2.13 hereof, as part of the same series as the Initial Notes.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that a Person will be deemed to be an Affiliate if the Company has knowledge that such Person beneficially owns 10% or more of the Voting Stock of the Company; provided, further, that the Company shall only be deemed to have knowledge of any Person beneficially owning 10% or more of the Company's Voting Stock if such Person has filed a statement of beneficial ownership pursuant to Sections 13(d) or 13(g) of the Exchange Act or has provided written notice thereof to the Company. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings. Notwithstanding the foregoing, no Person (other than the Company or any Restricted Subsidiary of the Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company solely by reason of such Investment.

         "Agent" means the Registrar, or any Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of
         Section 4.15 and/or Section 5.01 and not the provisions of Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Restricted Subsidiaries (other than Equity Interests of Texas Genco or TG Holdco issued within one year of the first acquisition of assets or Equity Interests of Texas Genco or any of its Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;

                  (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

                  (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary of the Company;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn out or obsolete assets or assets no longer used or useful in the Company's or any of its Restricted Subsidiaries' business;

                  (5) the sale or other disposition of cash or Cash Equivalents;

                  (6) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity;

                  (7) a Restricted Payment that is permitted by the provisions of Section 4.07 hereof or a Permitted Investment;

                  (8) the transfer by Erie Boulevard Hydropower, L.P. of the NiMo Assets to a New York (or a political subdivision thereof) industrial revenue authority in connection with any Approved IDA Transaction (as all of the foregoing capitalized terms are defined in the Amended and Restated Credit Agreement dated October 28, 2002 (the "OPNY Credit Agreement") as in effect on the Issue Date, among Orion Power New York, L.P., Bank of America, N.A. as administrative agent, and the lenders parties thereto); provided that such transfer shall only be permitted hereunder if such transfer is permitted under the OPNY Credit Agreement;

                  (9) a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a Governmental Authority in lieu of, or in anticipation of, any of the foregoing events; provided that if such disposition involves assets having a Fair Market Value in excess of $20.0 million, that any cash proceeds received in connection therewith are treated as Net Proceeds of an Asset Sale;

                  (10) the disposition by Choctaw County Trust or Reliant Energy Choctaw County, LLC of the substations and the related real property assets at the Choctaw Facility to be conveyed to Entergy pursuant to the terms and provisions of that certain Agreement for Engineering, Procurement and Construction between Entergy Mississippi Inc. and Reliant Energy Choctaw County, LLC dated as of July 31, 2001 and to the Tennessee Valley Authority;

                  (11)the disposition by Reliant Energy Bighorn, LLC of the substation at the Bighorn generating facility (and the related real property assets) to be conveyed to Nevada Power Company pursuant to the terms and provisions of that certain EPC Agreement dated December 18, 2002 between Reliant Energy Bighorn, LLC and Nevada Power Company; and

                  (12) a disposition of assets (other than any assets securing Secured Debt) in connection with a foreclosure, transfer or deed in lieu of foreclosure or other exercise of remedial action.

         "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means:

                  (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members or board of directors thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Collateral Account" means a deposit account at all times under the sole dominion and control of the Collateral Trustee (acting on its own or through its agent, sub-agent, or co-trustee including Bank of America, N.A., as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement) that is being held by the Collateral Trustee or such agent, sub-agent or co-trustee for the benefit of the holders of Secured Debt and includes the Texas Genco Escrow Account.

         "Cash Equivalents" means:

                  (1) United States dollars;

                  (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

                  (3) deposit accounts with any lender party to the Credit Agreement, Mellon Bank N.A., Wells Fargo Bank, N.A., Wachovia Bank, National Association, or any other bank that has a long-term debt rating at the time of investment of A+ or better by S&P and A1 or better by Moody's (an "Approved Bank");

                  (4) time deposits, certificates of deposit, acceptances or prime commercial paper issued by an Approved Bank at the time acquired or issued (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition;

                  (5) repurchase obligations for underlying securities of the types described in clause (2) entered into with an Approved Bank at the time acquired, issued or entered into (as applicable and whichever is latest), in each case, having a maturity of not more than one year from the date of acquisition and secured by securities of the type described in clause (2), the market value of which (including accrued interest) is not less than the amount of the applicable repurchase agreement;

                  (6) commercial paper with a rating at the time of investment of A-1 by S&P and P-1 by Moody's and, in each case, maturing within one year after the date of acquisition; and

                  (7) money market funds which invest primarily in Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

         "CenterPoint" shall mean CenterPoint Energy, Inc., a Texas corporation and its successors.

         "Clearstream" means Clearstream Banking, S.A.

         "Change of Control" means the occurrence of any of the following:

                  (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Company or any of its Restricted Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company other than (A) the consolidation with, merger into or transfer of all or part of the properties and assets of any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company and (B) the merger of the Company with an Affiliate solely for the purpose of reincorporating the Company or reforming the Company in another jurisdiction;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

                  (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

                  (5) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

         "Choctaw Facility" means the nominally rated 872 MW combined cycle facility and related assets owned by Choctaw County Trust or its successors, and located, or to be located, in French Camp, Choctaw County, Mississippi.

         "Citibank Intercreditor Agreement" means the Intercreditor Agreement, dated as of March 28, 2003, between Bank of America, N.A., as Administrative Agent and Collateral Agent, Citicorp USA, Inc., as Tranche A Agent, and Citibank, N.A., as Tranche A Collateral Agent, as in effect when originally entered into by the parties thereto and assumed by the Collateral Trustee.

         "Collateral" means the Shared Collateral and the Separate Collateral.

         "Collateral Trust Agreement" means the Collateral Trust Agreement dated the Issue Date, executed and delivered by the Company, the Guarantors and the Collateral Trustee, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time in accordance with its terms.

         "Collateral Trustee" means Wachovia Bank, National Association or one of its affiliates, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

         "Company" means Reliant Resources, Inc., and any and all successors thereto.

         "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

                  (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale or the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries, to the extent such losses were deducted in computing such Consolidated Net Income; plus

                  (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

                  (3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

                  (4) depreciation, depletion, amortization (including amortization of intangibles) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

                  (5) accruals for payments to CenterPoint as required under
         Section 39.262 of the Texas Public Utility Regulatory Act to the extent by which the Company's affiliated retail electric provider's price to beat for providing retail electric service to residential and small commercial customers in CenterPoint's Houston service territory during 2002 and 2003 exceeds the market price of electricity, to the extent such accruals were deducted in computing such Consolidated Net Income; plus

                  (6) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date, to the extent such charges were deducted in computing such Consolidated Net Income; plus

                  (7) any fees payable pursuant to the Credit Agreement for failure to reduce Indebtedness below certain levels, to the extent such fees were deducted in computing such Consolidated Net Income; plus

                  (8) the upfront costs of any Hedging Obligations paid prior to the Issue Date to the extent such costs were deducted in computing Consolidated Net Income; plus

                  (9) cash received during such period related to mark-to-market activities; less

                  (10) cash paid during such period related to mark-to-market activities;

         provided, however, that for purposes of this definition, any mark-to-market earnings or losses shall be excluded from the calculation of Consolidated Cash Flow to the extent taken into account in calculating Consolidated Net Income for such period.

         "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

                  (1) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments) paid in cash to the specified Person or a Restricted Subsidiary of the Person;

                  (2) for purposes of the provisions of Section 4.07 only, the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

                  (3) the cumulative effect of a change in accounting principles shall be excluded; and

                  (4) any non-cash impairment charges incurred subsequent to the Issue Date shall be excluded.

         "Consolidated Net Worth" means, with respect to any specified Person as of any date, the assets of such Person less the liabilities of such Person all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Senior Debt" means, as of any date, the sum, without duplication, of:

                  (1) the amount that would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP as the liability in respect of (A) all Secured Debt, (B) all other Indebtedness of the Company or any Guarantor that is secured by a Lien on any of their properties and (C) all Indebtedness of any Excluded Subsidiary (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries); provided, however, that Hedging Obligations will be excluded for purposes of this definition; and

                  (2) to the extent not required to be reflected as a balance sheet liability, the aggregate maximum possible contingent reimbursement obligations of the Company and its Restricted Subsidiaries on such day in respect of all letters of credit and other extensions of credit that are then outstanding under any Credit Facility, secured by a Lien upon any of their properties, or incurred or Guaranteed by any Excluded Subsidiary.

         "Consolidated Senior Leverage Ratio" means, as of any date, the ratio of (1) the Consolidated Senior Debt outstanding on such date after giving effect to all incurrences and repayments of Indebtedness made or to be made on such date to (2) the Consolidated Cash Flow of the Company for the most recently ended four full fiscal quarters for which internal financial statements are available.

    In addition, for purposes of calculating the Consolidated Senior Leverage
Ratio:

                  (1) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Company or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Consolidated Senior Leverage Ratio is made ("Leverage Ratio Calculation Date") will be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period; and

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Ratio Calculation Date, shall be excluded.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

                  (1) was a member of such Board of Directors on the Issue Date; or

                  (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

         "Convertible Note Indenture" means that certain indenture, dated as of June 24, 2003, by and between the Company and Wilmington Trust Company, as trustee, governing the Convertible Notes.

         "Convertible Notes" means the Company's 5.00% Convertible Senior Subordinated Notes due 2010 in the aggregate principal amount of up to $275,000,000 issued pursuant to the Convertible Note Indenture.

         "Corporate Trust Office of the Trustee" means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which address at the date of this Indenture is:
Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; provided that at as of the Issue Date for purposes of the requirement that the Company have an office or agency in the Borough of Manhattan, the City of New York pursuant to Section 4.02 hereof, the Corporate Trust Office address is:
Wilmington Trust Company, c/o Computer Share Trust Company of New York, 88 Pine Street, New York, NY 10005).

         "Credit Agreement" means the Amended and Restated Credit and Guaranty Agreement, dated as of March 28, 2003, among the Company, the other Credit Parties named therein, the Lenders named therein, Bank of America, N.A., as Administrative Agent, Collateral Agent and an Issuing Bank, Barclays Bank PLC and Deutsche Bank AG, New York Branch, as Syndication Agents, Citicorp USA, Inc., as Tranche A Agent and Citibank, N.A., as Tranche A Collateral Agent, providing for up to $3.833 billion of term borrowings, $2.10 billion of revolving credit borrowings and letters of credit and $300.0 million of additional revolving credit borrowings, and letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, modified, restated, renewed, extended, refinanced, or replaced, in each case, in whole or in part; provided, that a refinancing or replacement of any such agreement will only be deemed a "Credit Agreement" if so designated by the Company.

         "Credit Agreement Agent" means Bank of America, N.A., as administrative agent and collateral agent under the Credit Agreement, together with any successor or replacement agent in such capacity.

         "Credit Agreement Debt" means the Credit Agreement General Facilities Debt and the Credit Agreement Priority Facility.

         "Credit Agreement Documents" means the Credit Agreement and the Security Documents.

         "Credit Agreement General Facilities Debt" means Indebtedness of the Company (and guarantees thereof by any Guarantor or by any Orion Bank Guarantor under an Existing Orion Bank Guaranty) under the Credit Agreement, except the Credit Agreement Priority Facility. For purposes only of the provisions of
Section 4.10 hereof, the aggregate amount of Credit Agreement General Facilities Debt shall be the sum of the outstanding principal amount of any loans, the aggregate face amount of any outstanding letters of credit, the aggregate amount of any unreimbursed drawings under any letters of credit and all unused commitments under the Credit Agreement that have not terminated, except (in each case) those outstanding under the Credit Agreement Priority Facility.

         "Credit Agreement General Facilities Obligations" means Credit Agreement General Facilities Debt and all Obligations in respect thereof under the Credit Agreement Documents but does not include Obligations in respect of the Credit Agreement Priority Facility.

         "Credit Agreement Obligations" means Credit Agreement General Facilities Obligations and Obligations under the Credit Agreement Priority Facility.

         "Credit Agreement Priority Facility" means a revolving credit facility under the Credit Agreement under which revolving loans or letters of credit may be provided to the Company or any of the Guarantors under the Credit Agreement up to an aggregate outstanding amount not at any time exceeding $300.0 million (as such revolving credit facility may be extended, amended, refinanced or replaced from time to time so long as the aggregate principal amount available under such revolving credit facility does not exceed $300.0 million at any time), but only if and to the extent the Credit Agreement requires that (A) if a default or event of default under the Credit Agreement exists and is continuing, payments made by the Company or any of its Subsidiaries on account of Indebtedness outstanding under the Credit Agreement shall be applied first to the payment of principal of and interest on the loans and the letter of credit obligations outstanding under such revolving credit facility before application is made to the payment of principal of and interest on the loans and the letter of credit obligations outstanding as Credit Agreement General Facilities Debt, and (B) proceeds from the enforcement of all Liens upon any property of the Company or any of its Subsidiaries securing any Indebtedness outstanding under the Credit Agreement shall be applied to the payment of principal of and interest on the loans and the letter of credit obligations outstanding under such revolving credit facility before application is made to payment of principal of and interest on the loans and the letter of credit obligations outstanding as Credit Agreement General Facilities Debt; provided that a refinancing or replacement of any such revolving credit facility will only be deemed a "Credit Agreement Priority Facility" if so designated by the Company.

         "Credit Agreement Priority Facility Liens" means Liens securing Obligations under the Credit Agreement Priority Facility, but only to the extent securing such Obligations.

         "Credit Facility" or "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders (including PEDFA) providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors), in each case, in whole or in part from time to time.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.


         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Description of Notes" means the section titled "Description of Notes" in the Offering Memorandum, dated June 26, 2003, related to the issuance and sale of the Initial Notes.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be equal to the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Enterprise Value" means an amount equal to (i) the product of (A) the purchase price per share to be paid by the Company or TG Holdco for each share of common stock of Texas Genco either upon the exercise of the Option Agreement determined on such exercise date in accordance with the Option Agreement or in connection with a Permitted TG Purchase Transaction (as applicable), in each case exclusive of any control premium multiplied by (B) the aggregate number of shares of the common stock of Texas Genco issued and outstanding on the date the Option Agreement is exercised in accordance with the Option Agreement or a definitive agreement with respect to a Permitted TG Purchase Transaction is fully executed (as applicable), plus (ii) to the extent not included in the purchase price per share set forth in clause (i)(A) above and without any duplication, any control premium actually paid by the Company or TG Holdco in connection with the purchase of the outstanding common stock of Texas Genco pursuant to the Option Agreement or a Permitted TG Purchase Transaction (as applicable), plus (iii) the aggregate principal amount of any consolidated Indebtedness of Texas Genco and its Subsidiaries (A) on the date the Company or TG Holdco exercises the Texas Genco Option or a definitive agreement with respect to a Permitted TG Purchase Transaction is fully executed (as applicable) or (B) if such amount is not capable of being determined within two Business Days (x) after the earliest to occur of the exercise of the Option Agreement, the expiration of the Option Agreement and the termination of the Option Agreement, (y) after the execution of a definitive agreement with respect to a Permitted TG Purchase Transaction or (z) after the exercise of the Option Agreement or the execution of a definitive agreement with respect to a Permitted TG Purchase Transaction (as applicable), on the last day of the fiscal quarter ending immediately before the date the Option Agreement is exercised or a defined agreement with respect to a Permitted TG Purchase Transaction is executed (as applicable). In no event shall "Enterprise Value" include the principal amount of any Indebtedness incurred to purchase Texas Genco or incurred to provide working capital to Texas Genco or TG Holdco.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any

Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.

         "Equally and Ratably" means, in reference to sharing of any Liens on Shared Collateral or proceeds thereof as among the holders of Note Obligations, the holders of the 2013 Note Obligations, the holders of Credit Agreement General Facilities Obligations and the holders of other Parity Secured Obligations, after allowing for the payment priorities in the Order of Application, that such Liens or proceeds:

                  (1) shall be allocated and distributed to the Trustee for account of the Holders of Notes, to the 2013 Notes Trustee for account of the holders of the 2013 Notes, to the Credit Agreement Agent for account of the holders of Credit Agreement General Facilities Debt and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of such Series of Secured Debt, ratably in proportion to the principal, interest, fees and premium (if any) outstanding, when the allocation or distribution is made, on the Notes, 2013 Notes, Credit Agreement General Facilities Debt (including Hedging Obligations and amounts payable to a lender in connection with a bank account or any other banking services, in each case, that are required by the Credit Agreement to be secured on an equal and ratable basis with the Credit Agreement General Facilities Debt) and all other Series of Secured Debt (allocated proportionately to the Secured Debt Representative for each other Series of Secured Debt if there is more than one), respectively; and thereafter

                  (2) shall be allocated and distributed (if any remain after payment in full of all of the principal, interest, fees and premium (if any) outstanding on the Notes, the 2013 Notes, Credit Agreement General Facilities Debt, including the Hedging Obligations and other amounts payable to a lender referred to in clause (1), and each other Series of Secured Debt) to the Trustee for account of the holders of any remaining Note Obligations, to the 2013 Notes Trustee for account of the holders of any remaining 2013 Note Obligations, to the Credit Agreement Agent for account of the holders of any remaining Credit Agreement General Facilities Obligations and to the Secured Debt Representative for each other Series of Secured Debt for account of the holders of any remaining Parity Secured Obligations in respect of such Series of Secured Debt, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations, 2013 Note Obligations, Credit Agreement General Facilities Obligations and other remaining Parity Secured Obligations, respectively, that are due and demanded prior to the date such distribution is made.

         For this purpose:

                  (1) Unfunded commitments to extend credit shall not be counted as outstanding debt;

                  (2) Obligations of the Company or any Guarantor or Orion Power Holdings, Inc. or any Orion Bank Guarantor in respect of outstanding letters of credit, bank guarantees, bankers' acceptances or other similar instruments shall be counted as outstanding debt (whether or not contingent), except that if any such instrument thereafter expires without being funded, an equitable adjustment shall be made in any future distribution so that the aggregate amount distributed is distributed Equally and Ratably as if such instrument had never been outstanding (but all distributions shall be final and non-refundable when made);

                  (3) During the pendency of any Actionable Default, and subject to the Order of Application, if any payment or distribution is made in cash to holders of Credit Agreement General Facilities Obligations or any other holders of Parity Secured Obligations from or on account of Separate Collateral by reason of enforcement of Liens or realization in a bankruptcy case, receivership or other insolvency or liquidation proceeding, then any concurrent or subsequent payment or distribution that is to be made in cash to such holders from or on account of Shared Collateral by reason of any such enforcement or realization shall be reduced, and any concurrent or subsequent payment or distribution that is to be made in cash to the remaining holders of Parity Secured Obligations from or on account of Shared Collateral by reason of any such enforcement or realization shall be increased, to the extent necessary to cause the aggregate amount of all payments and distributions made in cash to all holders of Parity Secured Obligations (whether made from or on account of Separate Collateral or from or on account of Shared Collateral) by reason of any such enforcement or realization to be distributed Equally and Ratably as fully as if the Separate Collateral had been Shared Collateral; and

                  (4) All amounts apportioned and distributed to the Credit Agreement Agent or the Secured Debt Representative for any other Series of Secured Debt may be allocated, apportioned and distributed by it in accordance with the applicable provisions of the Credit Agreement or the indenture or agreement governing such other Series of Secured Debt, including to give effect to any payment priorities provided for therein as among the holders of Obligations outstanding thereunder.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means a public or private sale for cash of Capital Stock (other than Disqualified Stock).

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

          "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

          "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Excluded Orion Power Subsidiaries" means Orion Power Capital LLC and each of its Subsidiaries for so long as each such Person has not guaranteed or otherwise provided direct credit support for any other Indebtedness of the Company or any of its other Restricted Subsidiaries that are not Excluded Orion Power Subsidiaries.

         "Excluded Proceeds" means any Net Proceeds of Asset Sales that are designated by the Board of Directors of the Company as "Excluded Proceeds;" provided, that not more than $300.0 million of such Net Proceeds from Asset Sales may be designated as "Excluded Proceeds" during any single calendar year.

         "Excluded Property" consists of:

         (1) All assets of the Subsidiaries of Orion Power Holdings, Inc. that are Orion Bank Guarantors;

         (2) Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities," provided that property that is received by the Company or any of its Subsidiaries as proceeds from the sale, exchange or other disposition of any Excluded Securities and other proceeds of Excluded Securities (except proceeds from the foreclosure, collection or other enforcement of Liens upon Excluded Securities) will not constitute Excluded Property and will be part of the Shared Collateral, to the extent such property otherwise constitutes Shared Collateral under the Security Documents, unless the proceeds are themselves Excluded Securities; and

         (3) Separate Cash Deposits.

         "Excluded Securities" means debt or equity securities issued by any Subsidiary of the Company other than Reliant Energy Retail Holdings, LLC, Orion Power Holdings, Inc. and REMA (or their successors).

         "Excluded Subsidiaries" means each of the Excluded Orion Power Subsidiaries, the Orion Bank Guarantors, the Excluded Texas Genco Subsidiaries, REMA and its Subsidiaries, RECE and its Subsidiaries, Liberty Electric PA, LLC, Liberty Electric Power, LLC, Reliant Energy Channelview, L.P., Reliant Energy Channelview (Delaware) LLC, Reliant Energy Channelview (Texas) LLC, Reliant Energy Services Channelview LLC, Reliant Energy Services Canada, Ltd., RE Retail Receivables, LLC, Midwest Ash Disposal, Inc., CapTrades GP, LLC and CapTrades, LP, in each case, only if and for as long as it has not guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries (except, in the case of the Orion Bank Guarantors, pursuant to the Existing Orion Bank Guarantees for as long as the limitations on such guarantee under the Credit Agreement (as in effect on the Issue Date) and under the Existing Indebtedness of Orion Power Holdings, Inc. continue to be applicable to such Orion Bank Guarantor, or with respect to Indebtedness of other Excluded Subsidiaries).

         "Excluded Texas Genco Subsidiaries" means TG Holdco, Texas Genco and each of their respective subsidiaries, but only if and for as long as none of them has guaranteed or otherwise provided direct credit support for any Indebtedness of the Company or any of its other Restricted Subsidiaries that are not TG Holdco or Subsidiaries of TG Holdco.

         "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid; provided, however, that in no event will any Indebtedness that qualifies for categorization as Permitted Debt under clauses (1) through (5) of the definition of Permitted Debt be considered to be Existing Indebtedness.

         "Existing Orion Bank Guarantees" means limited guarantees of Credit Agreement Obligations delivered by Orion Bank Guarantors prior to the Issue Date.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Company (unless otherwise provided in this Indenture).

         "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

                  (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect in accordance with Regulation S-X under the Securities Act as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis;

                  (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded;

                  (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

                  (4) if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness, but only for such period of time as equals the then remaining term of such Hedging Obligations as of the Calculation
         Date).

         "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

                  (1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued determined in accordance with GAAP, including, without limitation, amortization of debt issuance costs incurred on or after the Issue Date (but excluding (A) amortization of debt issuance costs incurred prior to the Issue Date and (B) charges associated with fees and expenses, including professional fees, incurred prior to the Issue Date in connection with the modification of or preparation in connection therewith of Indebtedness of the Company that occurred prior to the Issue Date) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt created after the Issue Date, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations with respect to interest rates and net of interest income; plus

                  (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

                  (3) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

                  (4) the product of (A) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; minus

                  (5) any charges associated with upfront payments with respect to interest rate hedges made prior to the Issue Date.

         "Foreign Subsidiary" means any Restricted Subsidiary that is not a Domestic Subsidiary.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantors" means each of:

                  (1) the entities listed on Schedule I hereto; and

                  (2) any other Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

and their respective successors and assigns.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, release, threatened release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any specified Person, the net obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

         "Holder" means a Person in whose name a Note is registered.

         "Hunterstown Facility" means the nominally rated 873 MW combined cycle facility and related assets owned by Hunterstown Trust or its successors, and located, or to be located, in Straban Township, Adams County, Pennsylvania.

         "IAI Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses or trade payables), whether or not contingent (without duplication):

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or reimbursement agreements in respect thereof;

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any Hedging Obligations,

         if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. If obligations of a Securitization Entity are Indebtedness, for the purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of and premium (if any) on the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of other Persons secured by a Lien on the assets of the specified Person, the lesser of:

                           (a) the Fair Market Value of such asset at such date
                  of determination, and

                           (b) the amount of such Indebtedness of such other
                  Persons.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on Environmental Laws, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Restricted Subsidiaries.

         "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the first $550,000,000 aggregate principal amount of Notes issued under this Indenture on the Issue Date.

         "Initial Purchasers" means Banc of America Securities LLC, Goldman, Sachs & Co., Deutsche Bank Securities Inc. and Barclays Capital Inc.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercreditor Confirmation" means the agreement of any holder of Parity Secured Debt or other Parity Secured Obligations to the provisions described in the Order of Application and definition of the term "Equally and Ratably," as set forth in any Secured Debt Document for the benefit of, and enforceable as a third party beneficiary by, each present and future holder of Parity Secured Obligations and each present and future Secured Debt Representative and, in the case of holders of the Obligations under the Credit Agreement Priority Facility and the Tranche A Priority Claim, the Collateral Trustee as holder of Credit Agreement Priority Facility Liens and, from and after the expiration of the Preference Period (as defined in the Citibank Intercreditor Agreement), Tranche A Priority Liens.

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB-- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or similar obligations), advances or capital contributions (excluding payroll, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business and Permitted PEDFA Bond Indebtedness. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Except as otherwise provided in this Indenture, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

         "Issue Date" means July 1, 2003.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York, Wilmington, Delaware or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease that constitutes a security interest.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

                  (1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:

                           (a) any Asset Sale;

                           (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

                  (2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts reserved for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-Recourse" means, with respect to any specified Person and the Indebtedness of such Person:

                  (1) neither the Company nor any of its Restricted Subsidiaries
         (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) for the Indebtedness of such Person other than a pledge of the Equity Interests of such Person, (B) is directly or indirectly liable as a guarantor or otherwise of the Indebtedness of such Person, or (C) constitutes the lender with respect to the Indebtedness of such Person; and

                  (2) in the case of an Unrestricted Subsidiary, no default on the Indebtedness of such Person (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such Indebtedness of the Company or any of its Restricted Subsidiaries or cause the payment of such Indebtedness of the Company or any of its Restricted Subsidiaries to be accelerated or payable prior to its stated maturity.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Note Documents" means this Indenture, the Registration Rights Agreement, the Notes, the Exchange Notes, the Note Guarantees, each Intercreditor Confirmation and the Security Documents.

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment Obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Note Obligations" means:

                  (1) Notes issued on the Issue Date and the related Exchange Notes; or

                  (2) Notes issued by the Company after the Issue Date under the Indenture that constitute Sharing Eligible Debt and the related Exchange Notes,

together with the Note Guarantees and all other Obligations (including all Obligations owing to the Trustee) of any Obligor under the Note Documents.

         "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the Additional Notes and the Exchange Notes shall be treated as a single class for all purposes under this Indenture. Unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

         "Notice of Actionable Default" means a written notice given to the Collateral Trustee by the Required Secured Debtholders or any Secured Debt Representative, stating that an Actionable Default has occurred and is continuing.

         "Obligations" means any principal, interest, premium, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Obligor" means the Company, the Guarantors and each other Subsidiary of the Company that has granted the Collateral Trustee a Lien upon any property as security for any Note Obligation.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary, or any Vice-President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by an Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 14.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Option Agreement" means that certain Option Agreement, dated as of December 31, 2000, by and between CenterPoint and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

         "Order of Application" has the meaning assigned to it in the Collateral Trust Agreement.

         "Orion Bank Guarantors" means, collectively, Beaver River, LLC, Eddystone Power, LLC, Free State Electric, LLC, Grane Creek, LLC, Liberty Member, LLC, Liberty MidAtlantic, LLC, MidAtlantic Liberty, LLC, OPD Group, Inc., OPOS MidAtlantic, Inc., Orion Power Atlantic, Inc., Orion Power Atlantic LLC, Orion Power Atlantic, Ltd., Orion Power Development Company, Inc., Orion Power Marketing and Supply, Inc., Orion Power New York GP II, Inc., Orion Power Operating Services, Inc., Orion Power Operating Services Astoria, Inc., Orion Power Operating Services Carr Street, Inc., Orion Power Operating Services Coldwater, Inc. and Orion Power Operating Services Midwest, Inc.

         "Orion Facility Party" means each of Orion Power New York, L.P., Orion Power Midwest, L.P., Orion Power Capital, LLC, Midwest Ash Disposal, Inc., Orion Power MidWest GP, Inc., Orion Power MidWest LP, LLC, Twelvepole Creek, LLC, Carr Street Generating Station, LP, Erie Boulevard Hydropower, LP, Astoria Generating Company, LP, Orion Power New York GP, Inc., and Orion Power New York LP, LLC.

         "Orion Limited Guaranty" means the Amended and Restated Limited Guaranty, dated as of the Issue Date, executed by Orion Power Holdings, Inc. and delivered to the Collateral Trustee.

         "Parity Secured Debt" means:

                  (1) the Notes issued on the Issue Date and the related Exchange Notes;

                  (2) the 2013 Notes issued on the Issue Date and the related 2013 Exchange Notes;

                  (3) Credit Agreement General Facilities Debt outstanding or committed on the Issue Date; and

                  (4) Sharing Eligible Debt that is designated by the Company, in an Officer's Certificate delivered to the Collateral Trustee on or before the date of incurrence of such Indebtedness, as entitled to share Equally and Ratably in the benefits and proceeds of all Liens held by the Collateral Trustee in Shared Collateral.

         "Parity Secured Obligations" means, collectively, the Note Obligations, 2013 Note Obligations, the Credit Agreement General Facilities Obligations and all Obligations in respect of each other Series of Secured Debt but does not include Obligations in respect of the Credit Agreement Priority Facility.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "PEDFA" means Pennsylvania Economic Development Financing Authority and its successors.

         "Permitted Business" means the business of providing services and products in the energy market and any businesses incidental or reasonably related thereto.

         "Permitted Investments" means:

                  (1) any Investment in the Company or in a Restricted Subsidiary of the Company (other than an Orion Bank Guarantor);

                  (2) any Investment in Cash Equivalents and, in the case of the Excluded Subsidiaries only, cash equivalents or other liquid investments permitted under any Credit Facility to which it is a party;

                  (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person (other than an Orion Bank Guarantor), if as a result of such Investment:

                           (a) such Person becomes a Restricted Subsidiary of the Company; or

                           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

                  (4) the exercise of the Texas Genco Option or the purchase of any assets or Equity Interests in Texas Genco or any of its Subsidiaries in accordance with the terms of the Credit Agreement;

                  (5) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the provisions of Section 4.10 hereof;

                  (6) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (7) any Investments received in compromise or resolution of
         (A) Obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (8) Investments represented by Hedging Obligations;

                  (9) loans or advances to employees made in the ordinary course of business up to an aggregate principal amount not to exceed $10.0 million at any one time;

                  (10) any Investment acquired by the Company or any of its Restricted Subsidiaries on account of any claim against, or interest in, any other Person (A) acquired in good faith in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of such other Person or (B) as a result of a bona fide foreclosure by the Company or any of its Restricted Subsidiaries with respect to any claim against any other Person;

                  (11) repurchases of the Notes, the 2013 Notes or other Parity Secured Debt;

                  (12) any Investment by the Company or a Restricted Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction;

                  (13) payment of consolidated taxes pursuant to the Tax Sharing Agreement, dated as of October 1, 2002, among the Company and its Subsidiaries named therein, as amended, supplemented or modified from time to time and any other tax allocation agreements among the Company and its Subsidiaries;

                  (14) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; and

                  (15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $125.0 million.

         "Permitted Liens" means:

                  (1) Liens held by the Collateral Trustee Equally and Ratably securing all Indebtedness that is Parity Secured Debt and Equally and Ratably securing all other Parity Secured Obligations;

                  (2) Credit Agreement Priority Facility Liens, Tranche A Priority Liens and Permitted Separate Liens.

                  (3) Liens on assets of Excluded Orion Power Subsidiaries and the Equity Interests in Orion Power Capital, LLC securing Indebtedness of Excluded Orion Power Subsidiaries permitted to be incurred pursuant to clause (2) of the definition of Permitted Debt;

                  (4) Liens on assets of RECE and its Subsidiaries securing Indebtedness of RECE and its Subsidiaries permitted to be incurred pursuant to clause (3) of the definition of Permitted Debt;

                  (5) Liens on assets of REMA and its Subsidiaries securing Indebtedness of REMA and its Subsidiaries permitted to be incurred pursuant to clause (4) of the definition of Permitted Debt, including cash collateral for letters of credit issued thereunder and Liens encumbering assets of

         REMA and/or any of its Subsidiaries securing obligations under, or in connection with, or which constitute, Qualifying Credit Support (as defined in the participation agreements to which REMA is a party);

                  (6) Liens on assets of the Seward Subsidiaries securing Permitted PEDFA Bond Indebtedness incurred by the Seward Subsidiaries and that is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any, provided by the Company);

                  (7) Liens on assets of Reliant Energy Desert Basin, LLC securing Indebtedness of Reliant Energy Desert Basin, LLC permitted to be incurred under clause (21) of the definition of Permitted Debt;

                  (8) Liens on assets of Texas Genco or TG Holdco or any of their Subsidiaries and Liens on the Equity Interests in TG Holdco securing Indebtedness of Texas Genco or TG Holdco or any of their Subsidiaries permitted to be incurred pursuant to clauses (6) and (7) of the definition of Permitted Debt;

                  (9) Liens on assets of a Restricted Subsidiary in existence on the date on which such Person becomes a Restricted Subsidiary; provided that on the date on which such Person becomes a Restricted Subsidiary, after giving effect to the incurrence of such Liens, the Consolidated Senior Leverage Ratio would not exceed 3.0 to 1.0;

                  (10) Liens securing Indebtedness (including Capital Lease Obligations) permitted to be incurred pursuant to clause (11) of the definition of Permitted Debt, covering only the assets acquired with or financed by such Indebtedness;

                  (11) Liens securing obligations under sale leaseback transactions permitted by the provisions of Section 4.16 hereof;

                  (12) Liens in favor of the Company or the Guarantors;

                  (13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (14) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (15) survey exceptions, encumbrances, easements or reservations, including those for licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, other utilities, mineral reservations and rights and leases, zoning restrictions and other restrictions as to the use of real property or other exceptions to title that were not incurred in connection with Indebtedness and that
         (A) exist on the Issue Date and are recorded on such date, (B) are permitted under the terms of the Security Documents or (C) do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (16) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture if such Permitted Refinancing Indebtedness is incurred by the same obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (except as provided in clause (4) of the definition of Permitted Refinancing Indebtedness); provided, however, that:

                           (a) the new Lien shall be limited to all or part of
                  the same categories of property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof), except, if Permitted PEDFA Bond Indebtedness is Sharing Eligible Debt, it may be secured by Liens held by the Collateral Trustee on the Shared Collateral;

                           (b) the Indebtedness secured by the new Lien is not
                  increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Permitted Refinancing Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement and (iii) any protective advances with respect to the property and assets that secure such Permitted Refinancing Indebtedness;

                  (17) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

                  (18) financing statements (including precautionary statements) filed in connection with a Capital Lease Obligation or an operating lease, in each case, not prohibited hereunder; provided that no such financing statement extends to, covers or refers to as collateral, any property or assets of the Company or a Restricted Subsidiary, other than the property or assets which are subject to such Capital Lease Obligation or such operating lease;

                  (19) Liens arising out of or in connection with any judgment that does not constitute an Event of Default or in connection with any litigation or other legal proceeding as to which an appeal to contest or review is timely commenced in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided that any right to levy, seizure, attachment, sequestration, foreclosure or garnishment of any property and assets of the Company or a Restricted Subsidiary thereof arising out of or in connection with any such Lien has been and continues to be enjoined or effectively stayed;

                  (20) inchoate statutory Liens arising under ERISA;

                  (21) Liens (A) on cash and short-term investments (i) deposited by the Company or any of its Subsidiaries in margin accounts with or on behalf of futures contract brokers or paid over to other counterparties or (ii) pledged or deposited as collateral to a contract counterparty or issuer of surety bonds by the Company or any of its Subsidiaries, in the case of clause (i) or (ii), to secure obligations with respect to (a) contracts for commercial and trading activities in the ordinary course of business and contracts (including without limitation, physical delivery, option (whether cash or financial), exchange, swap and futures contracts) for the purchase, transmission, distribution, sale, lease or hedge of any energy-related commodity or service or (b) interest rate, commodity price, or currency rate management contracts or derivatives and (B) encumbering assets other than accounts or receivables arising out of contracts or agreements relating to the generation, distribution or transmission of energy; provided that all such agreements or contracts are entered into in the ordinary course of business;

                  (22) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of set off or similar rights, contractual rights of setoff or netting arrangements entered into in the ordinary course of business and similar rights with respect to deposit accounts, commodity accounts and/or securities accounts;

                  (23) Liens arising under Section 9.343 of the Texas Uniform Commercial Code or similar statutes of states other than Texas;

                  (24) Liens in favor of Texas Genco, L.P. created under the Security Agreement dated as of March 28, 2003 among Reliant Energy Retail Services, LLC ("RERS"), StarEn Power, LLC ("StarEn") and Reliant Energy Solutions, LLC ("Solutions"), as debtors, and Texas Genco, L.P. as secured party securing up to $250.0 million of obligations owing to Texas Genco, L.P. under the Master Power Purchase and Sale Agreement dated as of October 1, 2002 between Texas Genco, L.P and Reliant Energy Electric Solutions, LLC, as each may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, and the related Guaranty dated as of October 1, 2002 by Reliant Energy Retail Holdings, LLC, RERS, StarEn and Solutions in favor of Texas Genco, L.P., as the same may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, provided that such Liens are subject always to the terms of the Texas Genco Intercreditor Agreement, as such agreement may be amended, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time;

                  (25) pledges and deposits to secure the payment of worker's compensation, unemployment insurance, social security benefits or obligations under similar laws, or to secure the payment or performance of statutory or public obligations (including environmental, municipal and public utility commission obligations and requirements), reimbursement or indemnity obligations arising out of surety, performance, or other similar bonds, and other obligations of a like nature, in each case incurred in the ordinary course of business;

                  (26) Liens in connection with any Approved IDA Transaction as described in clause (8) of the definition of Asset Sale;

                  (27) Liens granted by a Person in favor of a commercial trading counterparty pursuant to a netting agreement, which Liens encumber rights under agreements that are subject to such netting agreement and which Liens secure such Person's obligations to such counterparty under such netting agreement; provided, that any such agreements and netting agreements are entered into in the ordinary course of business; and provided, further, that the Liens are incurred in the ordinary course of business and when granted, do not secure obligations which are past due;

                  (28) Liens on proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness and Liens on Indebtedness of the Company held by a Seward Subsidiary securing the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness;

                  (29) Liens on assets of the Excluded Subsidiaries and Liens on the Equity Interests in Reliant Energy Channelview (Delaware) LLC and Reliant Energy Channelview (Texas) LLC, to the extent such Liens are existing on the Issue Date;

                  (30) Liens on assets of REMA and its Subsidiaries created in connection with the sale-leaseback of REMA's interests in the Keystone, Conemaugh and Shawville generating facilities consummated in August 2000;

                  (31) Liens on certain of Reliant Energy Choctaw County, LLC's switchyard equipment at the Choctaw generating facility granted to Entergy in connection with an Operating and Maintenance Agreement;

                  (32) Liens created in connection with the indemnity and contribution obligations in favor of underwriters or note purchasers in connection with the Seward Tax-Exempt Bonds;

                  (33) Liens on assets of Reliant Energy Solutions, LLC created in connection with Delivery Order No. DABT39-97-C-4046 dated September 1997 and issued by the Directorate of Contracting, Contract Support Division, Ft. Sill, Oklahoma; and

                  (34) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company securing obligations that do not exceed $25.0 million in the aggregate at any one time outstanding.

         "Permitted PEDFA Bond Indebtedness" means Indebtedness incurred or guaranteed by the Company and/or the Seward Subsidiaries in tax-exempt industrial development act financings that are not supported by letters of credit outstanding under the Credit Agreement, the proceeds of which are used:

                  (1) to build the Seward Facility;

                  (2) to reimburse the Company, its Restricted Subsidiaries or the Seward Subsidiaries for amounts advanced or incurred, or for Indebtedness incurred to fund such construction costs, prior to the date of incurrence of such Indebtedness; or

                  (3) to refund or defease the Seward-Tax Exempt Bonds or refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds.

         "Permitted Prior Liens" means (1) Liens described in clauses (9), (10),
(11), (13), (14), (15), (18), (21), (22), (23), (24), (25), (27), (31), (32) and
(33) of the definition of "Permitted Liens," (2) Liens refinancing or replacing any of the Liens contemplated in clause (1) of this definition, (3) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents, (4) Credit Agreement Priority Facility Liens and (5) Tranche A Priority Liens.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses, costs and fees and premiums incurred in connection therewith);

                  (2) except for Permitted PEDFA Bond Indebtedness, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, as reasonably determined by the Company or such Restricted Subsidiary;

                  (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, except that Permitted PEDFA Bond Indebtedness may be (A) incurred by the Company and/or guaranteed by the Company if the assets of the Seward Subsidiaries (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) remain free of all Liens securing Indebtedness, except Liens held by the Collateral Trustee as security for Secured Obligations or (B) guaranteed by the Company on an unsecured basis if such Indebtedness is otherwise Non-Recourse to the Company and its other Restricted Subsidiaries (other than the Seward Subsidiaries) and is secured solely by Liens on the assets of the Seward Subsidiaries and/or the Equity Interests of the Seward Subsidiaries; provided, further, that in the case of (1) Indebtedness of an Excluded Orion Power Subsidiary that is being refinanced, replaced or refunded, such Indebtedness may be incurred at another Excluded Orion Power Subsidiary or at Orion Power Holdings, Inc. and (2) Indebtedness of RECE and any of its Subsidiaries that is being refinanced, replaced or refunded, such Indebtedness may be incurred by RECE or any of its Subsidiaries;

                  (5) if incurred by the Company, such Indebtedness may be guaranteed by the Guarantors; and

                  (6) in the case of any Indebtedness under the Credit Agreement, such Indebtedness may be guaranteed by the Orion Bank Guarantors.

         "Permitted Separate Liens" means Liens that are granted or maintained by the Company and the Restricted Subsidiaries upon Excluded Property as security for Obligations under Credit Facilities; provided that Permitted Separate Liens on Excluded Securities are limited as follows:

                  (1) Liens that are attached to any Excluded Securities on the Issue Date and were granted by the Security Documents to secure Indebtedness outstanding or committed under the Credit Agreement on the Issue Date and Obligations in respect thereof may be maintained and, at the option of the Company, may also secure Obligations under other Credit Facilities constituting Parity Secured Debt;

                  (2) Liens attaching to other Excluded Securities issued by a Restricted Subsidiary that is a Guarantor may be granted and maintained to secure only Credit Agreement Obligations and, at the option of the Company, Obligations under other Credit Facilities constituting Parity Secured Debt;

                  (3) Liens attaching to Excluded Securities issued by Texas Genco or Texas Genco, L.P. and securing only Credit Agreement Obligations and, at the option of the Company, Obligations under other Credit Facilities constituting Parity Secured Debt may be granted and maintained if the issuer of such Excluded Securities either (A) guarantees the Parity Secured Obligations or (B) is prohibited, by the terms of an agreement governing its outstanding Indebtedness, from guaranteeing the Parity Secured Obligations; and

                  (4) Liens attaching to Excluded Securities issued by an Unrestricted Subsidiary may be granted and maintained to secure any Indebtedness of such Unrestricted Subsidiary.

         "Permitted TG Purchase Transaction" means a single transaction pursuant to which the Company or TG Holdco shall purchase Equity Interests of Texas Genco.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Purchase Money Note" means a promissory note of a Securitization Entity evidencing amounts owed to the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction to a Securitization Entity, which note shall be repaid from cash available to the Securitization Entity other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest and principal and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

                  (1) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

                  (2) any other Person (in the case of a transfer by a Securitization Entity), or may grant a security interest in any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

         "RECE" means Reliant Energy Capital (Europe), Inc.

         "REMA" means Reliant Energy Mid-Atlantic Power Holdings, LLC.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 1, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, any similar agreement that the Company and other parties may enter into in relation to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Required Lenders" means, at any time in respect of any action or matter, (1) the number or percentage of holders of Credit Agreement Obligations whose consent is required under the Credit Agreement to take such action or bind the holders of Credit Agreement Obligations to such matter or (2) the Credit Agreement Agent acting upon authorization under the Credit Agreement or under the authorization or consent of the number or percentage of holders referred to in clause (1).

         "Required Secured Debtholders" means, at any time, the holders of a majority in aggregate outstanding principal amount of all Secured Debt then outstanding and unfunded letters of credit or credit commitments which, if funded, would constitute outstanding Secured Debt, voting together as a single class. For this purpose only, Secured Debt registered in the name of, or beneficially owned by, the Company or any of its Subsidiaries shall be deemed not to be outstanding.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Period" means the 40-day distribution compliance period as set forth in Regulation S.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Sale of the European Operations" means the sale of the Company's European energy operations to n.v. Nuon (Nuon), a Netherlands-based electricity distributor, pursuant to an agreement entered into in February 2003, as amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means the Parity Secured Debt and Indebtedness under the Credit Agreement Priority Facility.

         "Secured Debt Documents" means, collectively, the Credit Agreement Documents, the Citibank Intercreditor Agreement, the Texas Genco Intercreditor Agreement, the Note Documents, 2013 Note Documents and the indenture, agreement and other documents governing each other Series of Secured Debt and all agreements binding on any Obligor related thereto.

         "Secured Debt Representative" means:

                  (1) in the case of the Notes, the Trustee;

                  (2) in the case of the 2013 Notes, the 2013 Notes Trustee;

                  (2) in the case of Credit Agreement Debt, the Credit Agreement Agent; or

                  (3) in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains, or on whose behalf is maintained, the transfer register for or who acts as administrative agent for such Series of Secured Debt and is appointed as Secured Debt Representative (for purposes related to the administration of the Security Documents) pursuant to the indenture or agreement governing such Series of Secured Debt.

         "Secured Obligations" means the Parity Secured Obligations and all Obligations under the Credit Agreement Priority Facility.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securitization Entity" means RE Retail Receivables, LLC, and any Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable or equipment (and related assets, including contract rights) which engages in no activities other than in connection with the financing, sale, or purchase of accounts receivable or equipment or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity:

                  (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

                           (a) is guaranteed by the Company or any Restricted
                  Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

                           (b) is recourse to or obligates the Company or any
                  Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

                           (c) subjects any property or asset of the Company or
                  any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

                  (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Securitization Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, as determined by the Company, other than amounts payable in the ordinary course of business in connection with servicing receivables and other assets of such entity; and

                  (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

         Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

         "Security Documents" means the Collateral Trust Agreement, and all security agreements, pledge agreements, control agreements, collateral assignments, mortgages, deed of trust or other grants or transfers for security or agreements related thereto executed and delivered by the Company or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee to secure Secured Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time.

         "Separate Cash Deposits" means proceeds of the issuance of the Notes and the 2013 Notes on the Issue Date and other prepayments deposited to a prepayment collateral account pending application to the prepayment of the Credit Agreement Debt and cash collateral deposits required by the Credit Agreement to secure letter of credit exposure after default or to provide for mandatory prepayments after outstanding loans are repaid.

         "Separate Collateral" means Capital Stock of Subsidiaries and intercompany notes that satisfy the requirements of the defined term "Excluded Securities" and assets of the Orion Bank Guarantors.

         "Series of Secured Debt" means, severally, the Notes, the 2013 Notes, the Credit Agreement General Facilities Debt and each other issue or series of Parity Secured Debt.

         "Seward Facility" means the 521 MW coal facility and related assets owned by Seward Trust, and its successors, and located, or to be located, in New Florence, Indiana County, Pennsylvania.

         "Seward Subsidiaries" means Reliant Energy Seward, LLC, a Delaware limited liability company, and Seward Trust, a Delaware statutory trust.

         "Seward Tax-Exempt Bonds" shall mean (1) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2001A, in the original aggregate principal amount of $150,000,000 (the "Seward Series 2001A Bonds"), (2) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002A, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002A Bonds"), (3) the Pennsylvania Economic Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project), Series 2002B, in the original aggregate principal amount of $75,000,000 (the "Seward Series 2002B Bonds"), and (4) any bonds issued by PEDFA after the Issue Date as permitted under the Credit Agreement as in effect on the Issue Date and supported by letters of credit outstanding under the Credit Agreement.

         "Sharing Eligible Debt" means:

                  (1) Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt;

                  (2) Indebtedness incurred under clause (21) of the definition of Permitted Debt;

                  (3) the Notes issued on the Issue Date and the related Exchange Notes and the 2013 Notes issued on the Issue Date and the related 2013 Exchange Notes;

                  (4) Permitted Refinancing Indebtedness incurred by the Company or, if it constitutes Permitted PEDFA Bond Indebtedness, Indebtedness incurred by the Company and/or the Seward Subsidiaries and/or guaranteed by the Company, the net proceeds of which are used to refinance Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds; provided, that, in the case of Permitted PEDFA Bond Indebtedness, the assets of the Seward Subsidiaries (other than Investments in the Company pledged to secure such Permitted PEDFA Bond Indebtedness and proceeds from the issuance of Permitted PEDFA Bond Indebtedness that secures Permitted PEDFA Bond Indebtedness) shall remain free of all Liens securing Indebtedness, except Permitted Prior Liens and Liens held by the Collateral Trustee as security for the Parity Secured Debt;

                  (5) Permitted Refinancing Indebtedness incurred by the Company, the net proceeds of which are used to refinance Indebtedness of Excluded Orion Power Subsidiaries incurred pursuant to clause (2) of the definition of Permitted Debt;

                  (6) Indebtedness incurred by the Company and the Guarantors pursuant to clause (7) of the definition of Permitted Debt;

                  (7) Permitted Refinancing Indebtedness, the net proceeds of which are used to refinance Parity Secured Debt; and

                  (8) any other Indebtedness incurred by the Company if (A) when it was incurred, the incurrence of such Indebtedness by the Company was permitted by this Indenture and (B) on the day such Indebtedness was incurred, after giving effect to such incurrence and the application of the proceeds from, and the creation of Liens to secure, such Indebtedness, the Consolidated Senior Leverage Ratio was not greater than 3.0 to 1.0;

         provided that each category of Indebtedness described above:

                  (1) must be guaranteed by any of the Restricted Subsidiaries that, on the date of incurrence of such Indebtedness, is obligated as a Guarantor under a Note Guarantee of the Notes;

                  (2) must not be subordinated in right of payment or in respect of the application of the proceeds of the Collateral Trustee's Liens on the Collateral to any other Indebtedness of the Company or any Guarantor (whether or not such other Indebtedness is part of the same series of Indebtedness), except in accordance with the Order of Application; and

                  (3) is governed by an indenture or agreement that appoints a Secured Debt Representative and includes an Intercreditor Confirmation.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

         "Special Interest" means all special interest then owing pursuant to
Section 2 of the Registration Rights Agreement.

         "Specified Junior Securities" means subordinated debt securities issued by the Company that:

                  (1) are subordinated in right of payment in full to the Notes;

                  (2) have a final maturity date occurring at least 91 days after the final maturity date of the Notes and have a Weighted Average Life to Maturity at least 91 days longer than the Weighted Average Life to Maturity of the Notes;

                  (3) are not guaranteed by any Subsidiary of the Company except for any guarantee by a Guarantor that is contractually subordinated in right of payment to the prior payment in full in cash to the Note Guarantees of the Notes; and

                  (4) are not convertible into any other securities except Equity Interests of the Company (other than Disqualified Stock).

         "S&P" means Standard & Poor's Ratings Group.

         "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company, which are substantially similar to those in existence on the Issue Date or are otherwise reasonably customary in an accounts receivable or equipment securitization transaction, in each case, as determined by the Company.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

                  (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Texas Genco" means Texas Genco Holdings, Inc., a Texas corporation and a 100% owner of Texas Genco, LP, a Texas limited partnership.

         "Texas Genco Escrow Account" means a securities account at all times under the sole dominion and control of the Collateral Trustee (acting on its own or through its agent Bank of America, N.A. as collateral agent under the Credit Agreement or a successor collateral agent under the Credit Agreement), in which funds will be deposited and withdrawn in accordance with the terms of the Credit Agreement set forth therein as to the "Purchase Escrow Account," as defined therein.

         "Texas Genco Intercreditor Agreement" means the Intercreditor Agreement dated as of the Issue Date among Texas Genco, L.P., Bank of America, N.A. and the Collateral Trustee.

         "Texas Genco Option" means the option, as amended from time to time, granted by CenterPoint to the Company or an assignee of the Company, to purchase all of the shares of common stock of Texas Genco owned by CenterPoint pursuant to the Option Agreement.

         "Texas Genco Preferred Stock" means preferred or preference stock of Texas Genco or TG Holdco the net proceeds of which are applied to purchase assets or Equity Interests of Texas Genco or any of its Subsidiaries.

         "TG Holdco" means a special purpose direct or indirect subsidiary of the Company organized under the laws of a State of the United States of America, which subsidiary may be formed by the Company solely for the purpose of owning and holding directly the Equity Interests of Texas Genco or any of its Subsidiaries or any of their respective assets; provided, however, that if TG Holdco is not, directly or indirectly, wholly- owned by the Company, then all of the Equity Interests of TG Holdco that are owned at any time by the Company or its Subsidiaries shall be at all times owned and held in a single entity that is a Guarantor.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Tranche A Priority Liens" means:

                  (1) the priority Liens on the electric generating plants that constitute the Seward Facility, Hunterstown Facility and Choctaw Facility and related contracts, rights and assets securing the "Adjusted Tranche A Obligations" (as defined in the Citibank Intercreditor Agreement), but such Liens shall cease to be Tranche A Priority Liens when, in accordance with the provisions of Section 2 of the Citibank Intercreditor Agreement, such Liens cease to secure Adjusted Tranche A Obligations in priority over other Credit Agreement General Facilities Debt; and

                  (2) the liquidation priority claim of the holders of the Tranche A Priority Liens pursuant to Section 3 of the Citibank Intercreditor Agreement in an amount not to exceed $200.0 million.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (i) RE Retail Receivables, LLC and (ii) any Subsidiary of the Company or any successor to any of them that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

                  (1) has no Indebtedness other than Indebtedness that is Non-Recourse to the Company and its Restricted Subsidiaries;

                  (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and

                  (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer's Certificate certifying that such designation complied with the preceding conditions and was permitted by the provisions of Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the provisions of Section 4.09 hereof, the Company shall be in default of such Section. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted to be incurred under the provisions of Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

Section 1.02 Other Definitions.

                                                                                        Defined in
Term                                                                                      Section
----                                                                                    ----------
"Affiliate Transaction".............................................................       4.11
"Asset Sale Offer"..................................................................       4.10
"Authentication Order"..............................................................       2.02
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"DTC"...............................................................................       2.03
"Event of Default"..................................................................       6.01
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Indemnitee"........................................................................      10.07
"Legal Defeasance"..................................................................       8.02
"Offer Amount"......................................................................       3.09
"Offer Period"......................................................................       3.09
"Paying Agent"......................................................................       2.03
"Permitted Debt"....................................................................       4.09
"Purchase Date".....................................................................       3.09
"Registrar".........................................................................       2.03
"Restricted Payments"...............................................................       4.07
"Shared Collateral".................................................................      10.02

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes shall be issued in registered global form without interest coupons. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee's records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

         One Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon receipt of a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to $550,000,000 aggregate principal amount of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Sections 2.07 and 2.13 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint a registrar and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or the Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

                  (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

         Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depositary shall instruct the Trustee and shall bear the Private Placement Legend, if applicable. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or
2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both:

                           (A) a written order from a Participant or an Indirect
                  Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global
                  Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                           (B) instructions given in accordance with the
                  Applicable Procedures containing information regarding the Participant account to be credited with such increase.

                  Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate of transfer in the form of Exhibit B hereto, including the certifications in item
                  (2) thereof; and

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate of transfer in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted

         Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate of exchange from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate of transfer from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate of exchange from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate of exchange from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate of transfer from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
         Note issued in
         exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate of exchange from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate of transfer to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                  (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate of exchange from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate of transfer from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate of transfer in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate of transfer in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate of transfer in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate of exchange from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate of transfer from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (3) Unrestricted Definitive Notes to Unrestricted
                  Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof and an Officer's Certificate certifying that a registration statement relating to the Exchange Offer is effective, the Trustee shall authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."


                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF RELIANT RESOURCES, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Company shall not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company, and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes will be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 Issuance of Additional Notes.

         The Company shall be entitled, upon delivery of an Officer's Certificate, Opinion of Counsel and Authentication Order, subject to its compliance with Sections 4.09 and 4.12 hereof, to issue Additional Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued with respect thereto shall be treated as a single class for all purposes under this Indenture.

         With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer's Certificate, a copy of each which shall be delivered to the Trustee, the following information:

         (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

         (b) the issue price, the issue date and the CUSIP number of such Additional Notes; and

         (c) whether such Additional Notes shall be transfer restricted Notes and issued in the form of Initial Notes as set forth in Section 2.02 of this Indenture or shall be issued in the form of Exchange Notes.

Section 2.14 Designated Senior Debt.

         For purposes of the Convertible Note Indenture, Notes issued under this Indenture will be deemed to be "Designated Senior Debt," as such term is defined in the Convertible Note Indenture.

Section 2.15 Persons Deemed Owners

         The Holder of a Note shall be treated as the owner of the Note for all purposes.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (45 days in the case of a partial redemption) but not more than 60 days before a redemption date, an Officer's Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03 Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 13 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         One Business Day prior to the redemption or Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, accrued interest, and premium and Special Interest, if any, on all Notes to be redeemed or purchased on that date. Promptly after the Company's written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, accrued interest, and premium and Special Interest, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or Purchase Date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest (including Special Interest, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) At any time prior to July 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company (other than any such net proceeds that are deposited into the Texas Genco Escrow Account, unless such net proceeds are released from that escrow account without being used to acquire assets of or Equity Interests in Texas Genco or any of its Subsidiaries); provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption occurs within 75 days of the date of the closing of such Equity Offering (or, in the case of net proceeds deposited into the Texas Genco Escrow Account, within 75 days of the date of such deposit).

         (b) Except pursuant to the preceding paragraph, the Notes are not redeemable at the Company's option prior to July 15, 2007.

         (c) On or after July 15, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest and Special Interest, if any, on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2007.............................................................................       104.625%
2008.............................................................................       102.313%
2009 and thereafter..............................................................       100.000%

         (d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders of Notes and all holders of other Parity Secured Debt (other than Credit Agreement General Facilities Debt) containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall apply a portion of the Excess Proceeds as calculated pursuant to the second sentence of Section 4.10(d) hereof (the "Offer Amount") to the purchase of Notes and such other Parity Secured Debt (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Special Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest and Special Interest, if any;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Special Interest, if any, after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other Parity Secured Debt surrendered in connection with the Asset Sale Offer exceeds the Offer Amount, the Company shall select the Notes and other Parity Secured Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Secured Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer's Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any will be considered paid on the date due if the

Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

         (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company shall furnish to Holders, within the time periods specified in the SEC's rules and regulations:

                  (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon reasonable request.

         If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in clauses (1) and (2) of this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC. The Company shall at all times comply with TIA Section 314(a).

         (b) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. The Company's fiscal year ends December 31st.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof in so far as such provisions relate to financial and accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or of any Guarantor that is contractually subordinated to the Notes or any Note Guarantee (excluding any intercompany Indebtedness, intercompany receivables or intercompany advances between or among any of the Company and any of its Restricted Subsidiaries and Permitted PEDFA Bond Indebtedness), except a payment of interest or principal at the Stated Maturity thereof; or

                  (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

                  unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2) through (12) of paragraph (b) below), is less than the sum, without duplication, of:

                           (A) 50% of the Consolidated Net Income of the Company
                  for the period (taken as one accounting period) from the beginning of the first full fiscal quarter since the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                           (B) 100% of the aggregate net cash proceeds (other
                  than any such net cash proceeds that are deposited into the Texas Genco Escrow Account unless such net cash proceeds are released from the Texas Genco Escrow Account without being used to acquire assets or Equity Interests in Texas Genco or any of its Subsidiaries) received by the Company since the Issue Date as a contribution to its common equity capital or surplus or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

                           (C) to the extent that any Restricted Investment that
                  was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

                           (D) 50% of any cash received by the Company or a
                  Restricted Subsidiary of the Company after the Issue Date from an Unrestricted Subsidiary of the Company, to the extent that such cash was not otherwise included in Consolidated Net Income of the Company for such period and did not result in an increase in the amount available for future Permitted Investments, plus

                           (E) to the extent that any Unrestricted Subsidiary of
                  the Company is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation.

         (b) The provisions of Section 4.07(a) hereof shall not prohibit:

                  (1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                  (2) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds (other than





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         any such net cash proceeds that are deposited into the Texas Genco
         Escrow Account) of, the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or of the substantially concurrent contribution of common equity capital or surplus to the Company, provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of
         Section 4.07(a) hereof;

                  (3) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Company or any Guarantor that is subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

                  (4) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company in connection with any management equity subscription agreement, stock option agreement, shareholders' agreement, severance agreement, employee benefit plan or agreement or similar agreement or (B) the repurchase for value of any Equity Interests of the Company in the open market to satisfy stock options issued by the Company that are outstanding; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests after the Issue Date may not exceed $15.0 million in any calendar year (or the pro rata portion thereof for the calendar year 2003);

                  (6) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (7) the purchase by the Company of fractional shares upon conversion of any securities of the Company into Equity Interests of the Company;

                  (8) the declaration and payment of dividends (A) to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Fixed Charge Coverage test set forth in Section 4.09(a) hereof or (B) to holders of Texas Genco Preferred Stock issued pursuant to clause (7) of Section 4.09 (b) hereof;

                  (9) upon the occurrence of a Change of Control and after the completion of the offer to repurchase the Notes pursuant to the provisions of Section 4.15 hereof (including the purchase of all Notes tendered), any purchase, defeasance, retirement, redemption or other acquisition of Capital Stock or Indebtedness that is contractually subordinated to the Notes or any Note Guarantee required under the terms of such Capital Stock or Indebtedness as a result of such Change of Control;

                  (10) the transactions with any Person (including any Affiliate of the Company) set forth in clauses (1) and (4) of Section 4.11(b) hereof and the funding of any obligations in connection therewith;




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                  (11) the issuance of Equity Interests of the Company (other than Disqualified Stock) for other Equity Interests of the Company in connection with any rights offering and payments for the redemption of fractional shares in connection with any rights offering; and

                  (12) so long as no Default has occurred and is continuing or would be caused thereby, additional Restricted Payments in an aggregate amount not to exceed $75.0 million since the Issue Date.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

         For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

                  (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

         (b) The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date as reasonably determined by the Company or such Restricted Subsidiary;

                  (2) this Indenture, the 2013 Notes Indenture, the Notes, the 2013 Notes, the Note Guarantees and the 2013 Note Guarantees;

                  (3) applicable law, rule, regulation or order;





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

                  (4) Indebtedness incurred by RECE and Foreign Subsidiaries of the Company that are Restricted Subsidiaries pursuant to clause (3) of
         Section 4.09(b) hereof;

                  (5) Indebtedness incurred by REMA pursuant to clause (4) of
         Section 4.09(b) hereof;

                  (6) Indebtedness incurred by the Seward Subsidiaries of Permitted PEDFA Bond Indebtedness or Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds pursuant to clause (5) of
         Section 4.09(b) hereof;

                  (7) Indebtedness incurred by Texas Genco or TG Holdco pursuant to clause (6) of Section 4.09(b) hereof;

                  (8) Indebtedness incurred by TG Holdco or Texas Genco or any of their Subsidiaries or by the Company and the Guarantors pursuant to clause (7) of Section 4.09(b) hereof;

                  (9) customary non-assignment provisions in contracts, agreements, leases, permits and licenses entered into or issued in the ordinary course of business;

                  (10) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

                  (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

                  (12) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as reasonably determined by the Company or such Restricted Subsidiary;

                  (13) Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (14) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business or (ii) with the approval of the Company's or the Restricted Subsidiary's Board of Directors or chief financial officer, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

                  (15) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                  (16) any Purchase Money Note or other Indebtedness or any contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

                  (17) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Company or any Restricted Subsidiary of the Company is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

                  (18) Indebtedness of a Restricted Subsidiary of the Company existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company; and

                  (19) with respect to clause (3) of Section 4.08(a) hereof only, restrictions encumbering property at the time such property was acquired by the Company or any of its Restricted Subsidiaries, so long as such restrictions relate solely to the property so acquired and were not created in connection with or in anticipation of such acquisition.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence (A) by the Company and the guarantee by the Guarantors and the Orion Bank Guarantors of additional Indebtedness and letters of credit under Credit Facilities and (B) by Securitization Entities of Indebtedness in Qualified Securitization Transactions in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (1), not to exceed the greater of:

                           (a) $3.0 billion; or

                           (b) $5.527 billion less the sum, without duplication,
                  of:

                                    (i) the aggregate amount of all repayments,
                           optional or mandatory, of the principal of any term Indebtedness under a Credit Facility (other than repayments under Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) that have been made by the Company or any of its Restricted Subsidiaries since the Issue

                           Date (excluding the first $500.0 million of such repayments other than repayments made with the proceeds from the issuance of Parity Secured Debt as permitted under this Indenture);

                                    (ii) the aggregate amount, without
                           duplication, of (x) all commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Company or any of its Restricted Subsidiaries (other than Credit Facilities of Excluded Subsidiaries, RECE and its Subsidiaries, REMA and its Subsidiaries or the Seward Subsidiaries) and (y) all repayments of revolving credit borrowings under the Credit Agreement Priority Facility with the Net Proceeds from an Asset Sale other than temporary repayments pending the final application of such Net Proceeds contemplated by the provisions of Section 4.10 hereof (whether or not the commitments thereunder are correspondingly reduced), in each case, since the Issue Date; and

                                    (iii) the aggregate principal amount of
                           Indebtedness incurred pursuant to clause (5) of this
                           Section 4.09(b) (including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to such clause
                           (5)) that is at the time outstanding;

                  (2) the incurrence by the Excluded Orion Power Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of an Excluded Orion Power Subsidiary in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of all Excluded Orion Power Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (2), not to exceed $1.425 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility of an Excluded Orion Power Subsidiary that have been made by the Excluded Orion Power Subsidiaries since the Issue Date and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility of an Excluded Orion Power Subsidiary that have been made by the Excluded Orion Power Subsidiaries since the Issue Date; provided that the aggregate principal amount of all Indebtedness permitted to be incurred pursuant to this clause (2) (including all Permitted Refinancing Indebtedness to refund, refinance or replace Indebtedness incurred pursuant to this clause (2)) shall in no event be reduced to less than $150.0 million;

                  (3) the incurrence by RECE and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of RECE or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of RECE and all Foreign Subsidiaries thereunder) not to exceed 110% of the amounts committed or outstanding under such Credit Facilities on the Issue Date in any currency permitted by the terms of such Credit Facilities less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility of RECE or a Foreign Subsidiary that have been made by RECE or Foreign Subsidiaries since the Issue Date and less the aggregate amount of all commitment reductions with respect to any revolving credit borrowings under a Credit Facility of RECE or a Foreign Subsidiary that have been made by RECE or the Foreign Subsidiaries since the Issue Date; provided that the aggregate principal amount of all such Indebtedness permitted to be incurred pursuant to this clause (3) (including all Permitted Refinancing Indebtedness to refund, refinance or replace Indebtedness incurred pursuant to this clause (3)) shall in no event be reduced to less than the currency equivalent of $100.0 million;




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

                  (4) the incurrence by REMA and its Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities of REMA or any of its Subsidiaries in an aggregate principal amount at any one time outstanding under this clause (4) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of REMA and its Subsidiaries thereunder), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $60.0 million;

                  (5) the incurrence by the Company and/or the Seward Subsidiaries of (A) Permitted PEDFA Bond Indebtedness and/or the guarantee thereof by the Company or (B) Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds, in an aggregate principal amount at any one time outstanding under this clause (5), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (5), without duplication, not to exceed $600.0 million less the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness incurred pursuant to this clause (5) that have been made by the Company and/or the Guarantors and/or the Seward Subsidiaries since the Issue Date;

                  (6) the incurrence by Texas Genco or TG Holdco or any of its Subsidiaries, (A) after the first acquisition by the Company or TG Holdco of either (i) Equity Interests in Texas Genco or (ii) assets of Texas Genco or any of its Subsidiaries having a Fair Market Value equal to at least 50% of the Fair Market Value of Texas Genco and its Subsidiaries, of Indebtedness under a Credit Facility of Texas Genco or TG Holdco and/or one or more of its Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6)(A), not to exceed $150.0 million at any one time outstanding or (B) after the first acquisition of assets of Texas Genco or any of its Subsidiaries having a Fair Market Value of less than 50% of the Fair Market Value of Texas Genco and its Subsidiaries, of Indebtedness under a Credit Facility of Texas Genco or TG Holdco and/or one or more of its Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6)(B), not to exceed $75.0 million at any one time outstanding; provided that any such Indebtedness incurred pursuant to this clause
         (6) is Non-Recourse to the Company and its Restricted Subsidiaries other than TG Holdco and its Subsidiaries;

                  (7) (A) the issuance of Texas Genco Preferred Stock or (B) the incurrence of Indebtedness by Texas Genco, TG Holdco or any of their Subsidiaries or by the Company and the Guarantors, in each case, to finance the purchase of assets of or Equity Interests in Texas Genco or any of its Subsidiaries, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (7); provided that the aggregate original principal amount of all such Indebtedness plus the aggregate original liquidation preference of such preferred stock does not exceed 50% of the purchase price paid for any such assets or 50% of the Enterprise Value of Texas Genco in the case of any acquisition of Equity Interests; provided further, that any such Indebtedness incurred by Texas Genco, TG Holdco or any of their Subsidiaries is Non-Recourse to the Company and its Restricted Subsidiaries other than TG Holdco and its subsidiaries; provided, further, in the case of a purchase of Equity Interests, Texas Genco or such Subsidiary, as applicable, becomes a Restricted Subsidiary of the Company concurrently with the first application of any funds on deposit in the Texas Genco Escrow Account to the payment of the purchase price for such Equity Interests;




                                       69
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                  (8) the issuance of Specified Junior Securities by the
         Company, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (8); provided that at least 50% of the net proceeds of such issuance (other than proceeds that are deposited into the Texas Genco Escrow Account) are applied to the repayment of term Indebtedness under the Company's Credit Facilities; provided, further, that if there is any change in the terms of such Specified Junior Securities that results in such securities no longer meeting all of the requirements of the definition of "Specified Junior Securities," then such change will be deemed to constitute an incurrence of Indebtedness by the Company that was not permitted by this clause (8);

                  (9) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness, including the Convertible Notes, and including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (9);

                  (10) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees and the 2013 Notes and the related 2013 Note Guarantees to be issued on the Issue Date, and the related Exchange Notes and the related Note Guarantees and the related 2013 Exchange Notes and the related 2013 Note Guarantees to be issued pursuant to the Registration Rights Agreement and the incurrence by any Restricted Subsidiary of the Company of any other Note Guarantee of the Notes and the related Exchange Notes and any other 2013 Note Guarantee of the Notes and the related 2013 Exchange Notes, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10);

                  (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause
         (11), not to exceed $100.0 million at any one time outstanding;

                  (12) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) hereof or clauses (1), (2), (3),
         (4), (5), (6), (7), (8), (9), (10), (11), (12) or (21) of this Section
         4.09(b);

                  (13) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (a) if the Company or any Guarantor is the obligor on such Indebtedness and (i) the payee is not the Company or a Guarantor or (ii) such Indebtedness constitutes Excluded Securities, such Indebtedness (except Permitted PEDFA Bond Indebtedness) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and




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                           (b) (i) any subsequent issuance or transfer of Equity
         Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and
         (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company (except transfers to the Collateral Trustee to secure Secured Obligations) shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (13);

                  (14) the incurrence by Orion Power Holdings, Inc. of the Orion Limited Guaranty or the incurrence of any other obligation of any Restricted Subsidiary that guarantees, secures or supports, Equally and Ratably, all of the Parity Secured Debt and other Parity Secured Obligations;

                  (15) the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

                           (a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

                           (b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,

         shall be deemed, in each case, to constitute an issuance of such preferred stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (15);

                  (16) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

                  (17) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds provided by the Company or a Restricted Subsidiary in the ordinary course of business;

                  (18) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

                  (19) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of a Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds (including non-cash proceeds) actually received by the Company and/or such Restricted Subsidiary in connection with such disposition;

                  (20) the Guarantee by the Company or any Guarantor of Indebtedness that was permitted to be incurred by Section 4.09(a) hereof or clauses (8), (11) or (21) of this Section 4.09(b); and




                                       71
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                  (21) the incurrence by the Company or any of its Restricted
         Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (21), including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (21), not to exceed $500.0 million (which may, but need not, be incurred under a Credit Facility).

         The Company shall not, and shall not permit any Guarantor to, incur any Indebtedness (including Permitted Debt), other than the Orion Limited Guaranty, that is contractually subordinated in right of payment to any other Indebtedness of the Company or that Guarantor (except Permitted PEDFA Bond Indebtedness) unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior basis.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) of
Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify from time to time all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clauses (1) through (4) and (9) of Section 4.09(b) hereof, as applicable, and all Permitted PEDFA Bond Indebtedness and other Indebtedness evidenced by or in support of the Seward Tax-Exempt Bonds outstanding on the Issue Date shall initially be deemed to have been incurred on such date in reliance on the exception provided by clause (5) of Section 4.09(b) hereof. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (as reasonably determined by the Company or such Restricted Subsidiary); and

                  (2) except for a Sale of the European Operations, at least 75% of the consideration therefor received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:




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

                           (a) any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

                           (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion within 60 days; and

                           (c) reasonable reserves for indemnity obligations and purchase price adjustments funded in cash or held back by the purchaser.

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than Excluded Proceeds, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

                  (1) in the case of a sale of assets of a Restricted Subsidiary of a Company that is not a Guarantor, to repay Indebtedness of that Restricted Subsidiary and correspondingly reduce commitments with respect thereto;

                  (2) in the case of a sale of assets pledged to secure Indebtedness (including Capital Lease Obligations), other than Secured Debt, to repay the Indebtedness secured by those assets; or

                  (3) in the case of any Asset Sale:

                           (A) to repay loans or letter of credit obligations
                  outstanding under any Credit Agreement Priority Facility or to provide cash collateral for letters of credit issued under a Credit Agreement Priority Facility;

                           (B) to acquire all or substantially all of the assets
                  of, or all or a majority of the Voting Stock of, a Person engaged in a Permitted Business provided that such Person becomes a Guarantor;

                           (C) to make a capital expenditure; or

                           (D) to acquire other assets that are not classified
                  as current assets under GAAP and that are used or useful in a Permitted Business.

         (c) If any Net Proceeds from any sale of Shared Collateral or Excluded Securities or from any issuance of Equity Securities that constitute an Asset Sale are required pursuant to the terms of any of the Secured Debt Documents to be deposited into a cash collateral or similar account, then such Net Proceeds shall be deposited into a Cash Collateral Account as part of the Shared Collateral. As to any other Net Proceeds, pending final application of such Net Proceeds in accordance with this Section 4.10, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         (d) Any Net Proceeds from Asset Sales (other than Excluded Proceeds) that are not applied or invested as provided in Section 4.10(b) hereof shall constitute "Excess Proceeds," except that if any portion of any Net Proceeds from an Asset Sale (other than Excluded Proceeds) is required at any time



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pursuant to any Secured Debt Document to be applied to the mandatory prepayment, redemption, repurchase or purchase of Parity Secured Debt or to provide cash collateral for letters of credit issued under Parity Secured Debt, then all of the Net Proceeds from that Asset Sale (other than Excluded Proceeds) will be deemed to be "Excess Proceeds" at that time. When the aggregate amount of Excess Proceeds exceeds $25.0 million, within five days thereof, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Parity Secured Debt (other than Credit Agreement General Facilities Debt) containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes and such other Parity Secured Debt that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such other Parity Secured Debt containing such provisions (not including Credit Agreement General Facilities Debt) and the denominator of which is (B) the sum of (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement General Facilities Debt then outstanding (an "Asset Sale Offer"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other Parity Secured Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other Parity Secured Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Secured Debt tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (e) Notwithstanding the foregoing provisions of this Section 4.10, any Net Proceeds received by the Company or a Restricted Subsidiary of the Company in connection with an Asset Sale may be deposited in the Texas Genco Escrow Account as part of the Shared Collateral and such deposit may be reserved for as long as deemed appropriate by the Company for application to the payment of the purchase price for assets of or Equity Interests in Texas Genco or any of its Subsidiaries, if (1) all other deposits in the Texas Genco Escrow Account derived from any source other than an Asset Sale are first applied to the payment of such purchase price and (2) in the case of a purchase of Equity Interests, Texas Genco or such Subsidiary, as applicable, becomes a Restricted Subsidiary of the Company concurrently with the first application of any funds on deposit in the Texas Genco Escrow Account to the payment of the purchase price for any Equity Interests in Texas Genco or any of its Subsidiaries. The Company may terminate such reserve at any time as to any or all proceeds from Asset Sales then held in the Texas Genco Escrow Account, and such proceeds shall thereupon immediately become Excess Proceeds as to which an Asset Sale Offer is required as set forth in Section 4.10(d) hereof; provided, that any Net Proceeds of any Asset Sale of Reliant Energy Desert Basin, LLC and any of its Subsidiaries (or any of its or their assets) or RECE and any of its Subsidiaries (or any of its or their assets) that are released from the Texas Genco Escrow Account will not be treated as Excess Proceeds if they are applied promptly after such release to repay Indebtedness incurred pursuant to clause (1) of the definition of Permitted Debt.

         (f) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.




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

Section 4.11 Transactions with Affiliates.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

                  (1) such Affiliate Transaction is on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this
                  Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:

                  (1) any employment agreement or director's engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or approved by the Board of Directors;

                  (2) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

                  (6) Restricted Payments that do not violate the provisions of
         Section 4.07 hereof;

                  (7) transactions effected as part of a Qualified Securitization Transaction;

                  (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate outstanding at any one time;




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

                  (9) any agreement, instrument or arrangement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date as determined by the Company;

                  (10) any pro rata distribution (including a rights offering) to all holders of a class of Equity Interests or Indebtedness of the Company or any of its Restricted Subsidiaries, including Persons who are Affiliates of the Company or any of its Restricted Subsidiaries; and

                  (11) any transaction involving sales of electric capacity, energy, ancillary services, transmission services and products, steam, emissions credits, fuel, fuel transportation and fuel storage in the ordinary course of business on terms that are no less favorable (as reasonably determined by the Company) to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person.

Section 4.12 Liens.

         The Company shall not and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Line of Business.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes and (b) if a Subsidiary is to be dissolved, such Subsidiary has no assets.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount




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

thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within thirty days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest and Special Interest, if any;

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Special Interest, if any, after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such conflict.

         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

                  (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and




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

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer's Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee upon receipt of an Authentication Order shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price.

Section 4.16 Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 4.09 hereof.

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

                  (3) if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the provisions of Section 4.10 hereof.

         The preceding restrictions shall not apply to a sale and leaseback transaction entered into between the Company and a Restricted Subsidiary or between Restricted Subsidiaries of the Company.

Section 4.17 Payments for Consent.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any monetary consideration to or for the benefit of any Holder for or as an inducement to any consent under or waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Note Guarantees or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.






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Section 4.18 Additional Note Guarantees.

         If after the Issue Date the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary that is required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary, then that Domestic Subsidiary or former Excluded Subsidiary shall become a Guarantor and (A) execute a Note Guarantee substantially in the form as Exhibit E hereto, a supplemental indenture substantially in the form as Exhibit F hereto and a joinder agreement to the Security Documents in form and substance reasonably satisfactory to the Trustee providing that such Subsidiary shall become a Guarantor under this Indenture and a party as grantor to the Security Documents and (B) deliver an Opinion of Counsel satisfactory to the Trustee, in each case, within 30 Business Days of the date on which it was required to become a guarantor of any borrowings under the Credit Agreement or any other Indebtedness of the Company, or any Excluded Subsidiary ceases to be an Excluded Subsidiary.

Section 4.19 Changes in Covenants when Notes Rated Investment Grade.

         If on any date following the Issue Date:

         (a) the rating assigned to the Notes by each of S&P and Moody's is an Investment Grade Rating, and

         (b) no Default or Event of Default shall have occurred and be continuing,

         then, beginning on that day and subject to the provisions of the following paragraph, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11,
4.20 and clause (4) of Section 5.01 hereof shall be suspended.

         Notwithstanding the foregoing, if the ratings assigned by both such rating agencies should subsequently decline to below an Investment Grade Rating, the provisions of Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.20 and clause (4) of
Section 5.01 hereof shall be reinstituted as of and from the date of such rating decline. The provisions of Section 4.07 hereof shall be interpreted as if they had been in effect since the Issue Date except that no default will be deemed to have occurred solely by reason of a Restricted Payment made or declared (and later made) in accordance with the provisions of Section 4.07(b)(1) while the provisions of such Section were suspended.

Section 4.20 Designation of Restricted and Unrestricted Subsidiaries.

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07(a) hereof or under the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary.

Section 4.21 No Amendment to Provisions of Convertible Notes.

         Without the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding the Company shall not amend, modify or alter the Convertible Note Indenture in any way to:




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                  (1) increase the rate of or change the time for payment of interest on any Convertible Notes;

                  (2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any Convertible Notes;

                  (3) alter the redemption provisions or the price or terms at which the Company is required to offer to purchase any Convertible Notes; or

                  (4) amend the subordination provisions of the Convertible Note Indenture.

Section 4.22 Insurance.

         The Company and the Guarantors shall maintain with financially sound and reputable insurance companies, insurance on their property and assets (including the Shared Collateral) in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Company and the Guarantors and furnish to the Collateral Trustee, upon written request, full information as to its property and liability insurance carriers. Holders of Note Obligations, as a class, will be named as an additional insured on all liability insurance policies of the Company and its Restricted Subsidiaries and the Collateral Trustee will be named as loss payee on all property and casualty insurance policies of each such person.

Section 4.23 Subordination of Intercompany Indebtedness.

         (a) Each of the Company and the Guarantors hereby agrees that any intercompany Indebtedness or other intercompany receivables, intercompany payables or intercompany advances directly or indirectly made by or owed to the Company or such Guarantor by any Guarantor or the Company, as applicable, of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior indefeasible payment in full in cash of the Note Obligations. Each of the Company and the Guarantors hereby agrees that it shall not become obligated or otherwise liable for any intercompany Indebtedness, or other intercompany receivable, intercompany payable or intercompany advance that is owed to any Person other than the Company or any Guarantor, unless such Person agrees that such Indebtedness, receivable, payable or advance (as applicable) is completely subordinated to the Note Obligations and subject in right of payment to the prior indefeasible payment in full in cash of the Note Obligations, and that no payment on any such Indebtedness, receivable, payable or advance shall be made by the Company or any Guarantor until the earliest to occur of: (i) satisfaction and discharge of this Indenture pursuant to Article 13 hereof, (ii) Legal Defeasance or Covenant Defeasance or (iii) payment in full in cash of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full in cash (for purposes of this Section 4.23, only, collectively the "Termination Date"); except: intercompany receivables, intercompany payables, intercompany advances and intercompany Indebtedness made to, or on behalf of, any Person, other than the Company or any Guarantor, permitted pursuant to the terms hereof may be paid or repaid, in each case so long as no Event of Default shall have occurred and be continuing; provided, however, that the foregoing shall not apply to any intercompany Indebtedness or other intercompany receivable, intercompany payable or intercompany advance with a Person, other than the Company or any Guarantor, where such Person is expressly prohibited from agreeing to the foregoing subordination pursuant to the terms and provisions of the definitive credit documentation with respect to Indebtedness of such Person for borrowed money listed as items 5 through 14 on Schedule 6.1 to the Credit Agreement.

         (b) In the event that any payment on any such intercompany Indebtedness, receivable, payable or advance shall be received by the Company or any Guarantor other than as permitted by Section 4.23(a)





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before the Termination Date, the Company or such Guarantor, as applicable, shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Collateral Trustee for the benefit of the holders of Parity Secured Debt all such sums to the extent necessary so that the holders of Parity Secured Debt shall have been indefeasibly paid in full, in cash, all Note Obligations owed or which may become owing.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

                  (1) either:

                           (A) the Company is the surviving corporation; or

                           (B) the Person formed by or surviving any such
                  consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) is a partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia which corporation becomes a co-issuer of the Notes pursuant to a supplemental indenture duly and validly executed by the Trustee;

                  (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture, the Registration Rights Agreement (unless all material obligations in that agreement have been performed) and the Security Documents pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

                  (3) immediately after such transaction, no Default or Event of Default exists; and

                  (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made:

                           (A) would have Consolidated Net Worth immediately
                  after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and

                           (B) would, on the date of such transaction after
                  giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, have a pro forma Fixed Charge Coverage Ratio that is at least equal to the actual Fixed Charge Coverage Ratio of the Company as of such date.





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         In addition, the Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         Notwithstanding the foregoing:

                  (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Restricted Subsidiary of the Company; and

                  (2) the Company may merge with an Affiliate solely for the purpose of reincorporating the Company or re-forming in another jurisdiction.

Section 5.02 Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium and Special Interest, if any, on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Company defaults for 30 days in the payment when due of interest on, or Special Interest with respect to, the Notes;

                  (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Company or any of its Restricted Subsidiaries fails to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof for 30 days after notice to the Company from the Trustee or the Holders of at least 25% in the aggregate principal amount of Notes then outstanding;

                  (4) the Company or any of its Restricted Subsidiaries fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes or the Security Documents for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding;




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                  (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries other than (A) RECE and its Subsidiaries, (B) Reliant Energy Channelview, L.P. and its Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary, (C) Liberty Electric PA, LLC, Liberty Electric Power, LLC and their respective Subsidiaries so long as, taken together, they would not constitute a Significant Subsidiary and (D) Reliant Energy Retail Holdings, LLC or any Subsidiary thereof in connection with a Qualified Securitization Transaction (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

                           (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (b) results in the acceleration of such Indebtedness prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days;

                  (7) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability is applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more;

                  (8) any Security Document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected;

                  (9) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee;

                  (10) the Company or any of its Significant Subsidiaries (other than RECE and its Subsidiaries) or any group of Restricted Subsidiaries (other than RECE and its Subsidiaries) that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                           (a) commences a voluntary case,




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                           (b) consents to the entry of an order for relief
         against it in an involuntary case,

                           (c) consents to the appointment of a custodian of it or for all or substantially all of its property,

                           (d) makes a general assignment for the benefit of its creditors, or

                           (e) generally is not paying its debts as they become due; or

                  (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (a) is for relief against the Company or any of its Significant Subsidiaries (other than RECE and its Subsidiaries) or any group of Restricted Subsidiaries (other than RECE and its Subsidiaries) that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (b) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (c) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days;

Section 6.02 Acceleration.

         In the case of an Event of Default specified in clause (10) or (11) of
Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in





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exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal aggregate amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding Section 6.06 hereof or any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the






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Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6 or receives any money pursuant to the Collateral Trust Agreement, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and





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                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                    ARTICLE 7.
                                     TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or any other Note Document against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not verify the contents thereof.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or 6.06 hereof.




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         (d) Whether or not therein expressly so provided, every provision of this Indenture or any other Note Document that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.01.

         (e) No provision of this Indenture or any other Note Document will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or any other Note Document at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.





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Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or any other Note Document, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it will not be responsible for any actions or inactions of the Collateral Trustee with respect to the Collateral and shall have no duty to monitor, review or otherwise act with respect to any Collateral.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on any Note, the Trustee may withhold from Holders the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interests of the Holders.

Section 7.06 Reports by Trustee to Holders of the Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

         (a) The Company and Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company and Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, the Note Documents or the Collateral Trust Agreement including the costs and expenses of enforcing this Indenture, the Note Documents or the Collateral Trust Agreement against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or






                                       89
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any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and / or Guarantors shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The obligations of the Company and the Guarantors under this
Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's and Guarantors' payment obligations in this
Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

         (g) The Company's and Guarantors' obligations under this Section 7.07 shall survive the resignation or removal of the Trustee, any termination of this Indenture, including any termination or rejection of this Indenture in any insolvency or similar proceeding and the repayment of all the Notes.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor






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Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.




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                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under
         Article 2 and Section 4.02 hereof;

                  (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's and the Guarantors' obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.20, 4.21, 4.22, 4.23 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in
Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default







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under Section 6.01 hereof, but, except as specified above, the remainder of this
Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(9) hereof shall not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

         (a) In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from or cured by the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company; and




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                  (7) the Company must deliver to the Trustee an Officer's
         Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

         (b) Upon the occurrence of a Legal Defeasance or a Covenant Defeasance, the Trustee shall send written notice of such Legal Defeasance or Covenant Defeasance to both the Collateral Trustee and the Company.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.




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Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 or Article 12 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders, including the addition of guarantees, or that does not adversely affect the legal rights under this Indenture of any such Holder;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

                  (6) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents, the Collateral Trust Agreement or this Indenture or any release of Collateral that becomes effective as set forth in the Security Documents, the Collateral Trust Agreement or this Indenture;

                  (7) to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees;

                  (8) to reflect any waiver or termination of any right arising under the provisions of Section 11.01 hereof that otherwise would be enforceable by any holder of any Series of Secured Debt other than the Notes or any Additional Notes at any time issued under this Indenture, if such






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         waiver or termination is set forth or provided in the indenture or agreement governing or giving rise to such Series of Secured Debt, but no waiver or amendment pursuant to this clause (8) shall adversely affect the rights of any Holder;

                  (9) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date; or

                  (10) to allow any Person to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes to become a Guarantor.

         Upon the request of the Company authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders of Notes.

         (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal aggregate amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal aggregate amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the written request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

         It is not necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.





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         Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09,
         4.10 and 4.15 hereof;

                  (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

                  (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Special Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 3.09, 4.10 and
         4.15 hereof); or

                  (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

         (b) Notwithstanding any other provision of this Indenture, no amendment or supplement to the provisions of Article XI hereof may be made in a manner which conflicts with the provisions of Section 11.04 hereof.

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.




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Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY


Section 10.01 Security.

         The punctual payment of (i) the principal of, premium and Special Interest, if any, and interest on the Notes and all other Parity Secured Obligations, when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, (ii) interest on overdue principal of, premium and Special Interest, if any, and interest on, the Notes and all other Parity Secured Obligations, (iii) the performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, and (iv) the performance of all other obligations of the Company under the Secured Debt Documents are secured Equally and Ratably by liens upon the Company's rights in the Shared Collateral. The payment of the Note Guarantees of each Guarantor and all other Obligations of such Guarantor, when due, and the performance of all other Obligations of such Guarantor under the Secured Debt Documents are secured Equally and Ratably by Liens upon such Guarantor's rights in the Shared Collateral.

Section 10.02 Collateral.

         (a) The Notes are secured, together with the Credit Agreement General Facilities Debt, all other Parity Secured Debt of the Company and all other Parity Secured Obligations of the Company, Equally and Ratably by security interests granted to the Collateral Trustee in all of the assets of the Company that secure Credit Agreement General Facilities Obligations, except Excluded Property. Each Note Guarantee is secured, together with each Guarantor's guarantee of the Credit Agreement General Facilities Debt, all other guarantees of Parity Secured Debt of each Guarantor and all other Parity Secured Obligations of each Guarantor, Equally and Ratably by security interests granted to the Collateral Trustee in all assets of each Guarantor that secure its guarantee of the Credit Agreement General Facilities Obligations except Excluded Property. As provided in and limited by the Security Documents, such security interests are junior in priority to the Credit Agreement Priority Facility Liens and Tranche A Priority Liens, which also will be held by the Collateral Trustee on a priority basis, and to other Permitted Prior Liens.





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         (b) The assets securing Credit Agreement General Facilities Obligations and guarantees of Credit Agreement General Facilities Obligations, excluding Excluded Property, consist of substantially all of the operating assets of the Company and the Guarantors owned as of the Issue Date or at any time thereafter acquired, subject to Permitted Liens ("Shared Collateral"), including, without limitation as of the Issue Date:

                  (1) mortgages on 14 electric generating plants (of which four are not yet in commercial operation) with a net generating capacity of approximately 9,203 megawatts and related rights of way;

                  (2) the outstanding Capital Stock of Reliant Energy Retail Holdings, LLC, which through its Subsidiaries is engaged in the retail energy business;

                  (3) the outstanding Capital Stock of Orion Power Holdings, Inc., which through its Subsidiaries owns and operates 83 electric generating plants with a net generating capacity of approximately 6,598 megawatts located in New York, Pennsylvania, Ohio and West Virginia;

                  (4) the outstanding Capital Stock of REMA, which owns or leases, together with its subsidiaries, 21 electric generating plants with a net generating capacity of approximately 4,227 megawatts located in Pennsylvania, New Jersey and Maryland; and

                  (5) substantially all of the inventory, equipment, accounts, general intangibles and other personal property of the Guarantors, except Excluded Securities.

         The Shared Collateral does not include any of the assets of the Excluded Subsidiaries. The Shared Collateral also does not include certain assets that are subject to various contractual or legal restrictions on liens or were otherwise permitted by the holders of the Credit Agreement Obligations to be excluded from the Liens securing the Credit Agreement Obligations, including
(1) certain receivables and related accounts of certain Guarantors that are in the retail energy business, which are subject to a receivables securitization program and are owned by a Securitization Entity, and (2) proceeds from the issuance of Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness that secure the Seward Tax-Exempt Bonds or Permitted PEDFA Bond Indebtedness.

Section 10.03 Further Assurances.

         (a) The Company and each Guarantor shall do or cause to be done all acts and things which may be required, or which the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds Equally and Ratably, for the benefit of the Trustee and the Holders of the Notes and holders of the other Parity Secured Debt duly created, enforceable and perfected Liens (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens) upon all property, whether real, personal (including after-acquired personal property) or mixed, of the Company and the Guarantors that is subject to any Lien securing any other Series of Secured Debt, except Permitted Separate Liens upon Excluded Property.

         (b) If the Company or any of the Guarantors at any time owns or acquires any property that is subject to a Lien securing any Parity Secured Debt (except Permitted Separate Liens upon Excluded Property), but is not subject to a valid, enforceable perfected Lien (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Liens) in favor of the Collateral Trustee as secured Equally and Ratably for all of the Parity Secured Obligations, then the Company shall, or shall cause such Guarantor if and to the extent required under the Credit Agreement or any other Credit Facility of the Company to, concurrently:




                                       99
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                  (1) execute and deliver to the Collateral Trustee a security document upon substantially the same terms as the Security Documents delivered in connection with the issuance of the Notes or other terms reasonably satisfactory to the Company or such Guarantor and the Collateral Trustee acting at the direction of the Credit Agreement Agent, granting a Lien upon such property to the Collateral Trustee for the benefit of the holders of Parity Secured Obligations, Equally and Ratably;

                  (2) cause the Lien granted in such security document to be duly perfected in any manner permitted by law and cause each other Lien that secures Indebtedness upon such property to be (A) released, unless it is a Permitted Lien, or (B) subordinated to the Collateral Trustee's Liens if it is not a Permitted Prior Lien; and

                  (3) deliver to the Trustee and Collateral Trustee any opinion of counsel delivered to or for the benefit of any Series of Secured Debt relating to such Security Document or the Lien granted therein.

         (c) Upon the written request of the Collateral Trustee at any time and from time to time, the Company and each Guarantor shall promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Trustee may reasonably request to grant, perfect or maintain the priority of (subject to Credit Agreement Priority Facility Liens, Tranche A Priority Liens and other Permitted Prior Liens) the Liens and benefits intended to be conferred as contemplated by the Secured Debt Documents and the Security Documents for the benefit of the holders of the Parity Secured Obligations.

Section 10.04 Collateral Trustee.

         (a) The Company has appointed Wachovia Bank, National Association or one of its affiliates to serve as the Collateral Trustee for the benefit of the holders of:

                  (1) the Notes;

                  (2) the 2013 Notes;

                  (3) the Credit Agreement Debt;

                  (4) any and all future Parity Secured Debt; and

                  (5) all other Secured Obligations outstanding from time to time.

         (b) The Collateral Trustee (directly or through co-trustees, agents or sub-agents) will hold, and will be entitled to enforce, all Liens on the Collateral.

         (c) Except as provided in the Collateral Trust Agreement or the Security Documents or as directed by an Act of Secured Debtholders, the Collateral Trustee will not be obligated:

                  (1) to act upon directions purported to be delivered to it by any other Person;

                  (2) to foreclose upon or otherwise enforce any Lien;

                  (3) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.




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Section 10.05 Security Documents and Guarantee.

         (a) Each Holder hereby authorizes the Trustee and the Collateral Trustee, as applicable, on behalf of and for the benefit of the Holders, to be the agent for and representative of the Holders with respect to the Note Guarantees, the Shared Collateral and the Security Documents.

         (b) Anything contained in any of the Note Documents to the contrary notwithstanding, each Holder hereby agrees that no Holder or the Trustee shall have any right individually to realize upon any of the Shared Collateral, it being understood and agreed that all powers, rights and remedies of the Trustee hereunder may be exercised solely by the Trustee in accordance with the terms hereof and all powers, rights and remedies in respect of the Shared Collateral under the Security Documents may be exercised solely by the Collateral Trustee.

Section 10.06 Release of Security Interests.

         (a) The Shared Collateral will be released from the Collateral Trustee's Liens:

                  (1) in whole, at any time when no Actionable Default Period is continuing, if neither the Company nor any Guarantor has any Indebtedness secured by Liens, except for the Liens described in clauses (10), (11), (17) and (28) of the definition of "Permitted Liens;"

                  (2) as to any or all Shared Collateral at any time when no Actionable Default Period is continuing, if (A) consent to the release of Shared Collateral has been given by an Act of Secured Debtholders and (B) such release has become effective in accordance with the terms of the consent;

                  (3) as to any or all Shared Collateral at any time when an Actionable Default Period is continuing, if (A) consent to the release of such Shared Collateral has been given by an Act of Secured Debtholders and by the Required Lenders and (B) such release has become effective in accordance with the terms of the consent;

                  (4) as to (A) deposits in the Texas Genco Escrow Account that are to be applied to pay the purchase price to acquire assets or Equity Interests in Texas Genco or any of its Subsidiaries, concurrently with such application; (B) any or all deposits in the Texas Genco Escrow Account that are proceeds of Specified Junior Securities issued pursuant to clause (8) of the definition of "Permitted Debt," so long as 50% of such deposits are concurrently applied to the repayment of term Indebtedness constituting Credit Agreement Debt; (C) deposits in any Cash Collateral Account or the Texas Genco Escrow Account that are to be applied to fund any mandatory prepayment or purchase offer (including an Asset Sale Offer) that becomes required as to any Secured Debt as a result of a sale of assets, concurrently with such application, so long as effective provision is made for apportionment of such funding to all holders of Secured Debt entitled to participate in such mandatory prepayment or purchase offer in accordance with their respective entitlements under the Secured Debt Documents; and (D) deposits in any Cash Collateral Account or the Texas Genco Escrow Account that constitute proceeds from an asset sale that are permitted under the Secured Debt Documents to be reinvested or otherwise are not required under the Secured Debt Documents to be reinvested or otherwise are not required to be applied to a mandatory prepayment or purchase offer in respect of any Secured Debt, concurrently with such reinvestment in assets constituting Collateral or other permitted use under the Secured Debt Documents;




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                  (5) as to assets of the Seward Subsidiaries, concurrently with the incurrence by the Seward Subsidiaries of Permitted PEDFA Bond Indebtedness that (A) is Non-Recourse to the Company and all of its other Restricted Subsidiaries (other than an unsecured Guarantee, if any provided by the Company); and (B) is secured solely by Liens on such assets; or

                  (6) in accordance with the provisions of the Security Documents as in effect from time to time.

         (b) The Collateral Trustee's Liens upon Shared Collateral will no longer secure the Note Obligations and the right of the holders of Note Obligations to the benefits and proceeds of the Collateral Trustee's Liens on Shared Collateral will terminate and be discharged at the Company's written request:

                  (1) upon satisfaction and discharge of this Indenture pursuant to Article 13 hereof;

                  (2) upon Legal Defeasance or Covenant Defeasance; or

                  (3) upon payment in full in cash of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full in cash.

         (c) Any release of all or substantially all Shared Collateral owned by any Guarantor will become effective only if all Liens on Excluded Securities issued by such Guarantor have previously been or are concurrently released.

         (d) The Company shall otherwise comply with the provisions of TIA
Section 314(b).

         (e) To the extent applicable, the Company shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by the Company and reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company shall not be required to comply with all or any portion of TIA Section 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA Section 314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA Section 314(d) is inapplicable to one or a series of released Collateral.

         (f) To the extent applicable, the Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Security Documents:

                  (1) all documents required by TIA Section 314(d); and

                  (2) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         If any Collateral is released in accordance with this Indenture or any Security Document and if the Company has delivered the certificates and documents required by the Security Documents and this Section 10.06, the Trustee, upon receipt of such certificates and Opinion of Counsel, shall notify the Collateral Trustee of the receipt of such documents.





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Section 10.07 Environmental Indemnity

         (a) Each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Trustee and each Holder and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

         (b) All amounts due under Section 10.07(a) hereof shall be payable not later than 10 days after written demand therefor.

         (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 10.07(a) hereof may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

         (d) Neither the Company nor any Guarantor shall ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Indenture or any other Note Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         (e) The agreements in this Section 10.07 shall survive repayment of the Notes and all other amounts payable hereunder and the resignation and removal of the Trustee or collateral agent.

                                  ARTICLE 11.
                               COLLATERAL SHARING


Section 11.01 Equal and Ratable Lien Sharing by Holders of Notes and holders of other Parity Secured Debt

         (a) Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Shared Collateral, (5) the time of taking possession or control over any Shared Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens:

                  (1) all Liens at any time granted by the Company or any of its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall secure, Equally and Ratably, all





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         liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations; and

                  (2) all proceeds of all Liens at any time granted by the Company or any its Subsidiaries in the Shared Collateral to secure any of the Parity Secured Debt shall be allocated and distributed Equally and Ratably on account of all liabilities of the Company or such Subsidiary under or in respect of the Parity Secured Debt and other Parity Secured Obligations.

         (b) The provisions of Section 11.01(a) hereof are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations and each present and future Secured Debt Representative.

         (c) It is understood that Shared Collateral may be released pursuant to the provisions of Section 10.06 hereof.

Section 11.02 Subordination.

         (a) Notwithstanding (1) anything to the contrary contained in the Secured Debt Documents, (2) the time of incurrence of any Series of Secured Debt, (3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt, (4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral, (5) the time of taking possession or control over any Collateral or (6) the rules for determining priority under any law governing relative priorities of Liens, all Liens at any time granted by the Company or any of its Subsidiaries to secure any of the Parity Secured Debt shall be subject and subordinate to Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

         (b) The provision of Section 11.02(a) hereof is intended for the benefit of, an will be enforceable as a third party beneficiary by, the Collateral Trustee as holder of the Credit Agreement Priority Facility Liens and Tranche A Priority Liens.

Section 11.03 Enforcement of Security Interests.

         The enforcement of the Collateral Trustee's Liens in the Shared Collateral shall be governed by the Collateral Trust Agreement.

Section 11.04 Amendment and Supplement.

         (a) No amendment or supplement to the provisions of Section 11.01 hereof that adversely affects the right of any Holder of Notes to share in the Shared Collateral Equally and Ratably will:

                  (1) be effective unless set forth in a writing signed by the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, any Notes); or

                  (2) be effective without the written consent of the Company.

         No waiver of the provisions of this Article 11.01 will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.04, by the party to be bound thereby.




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         (b) Any amendment or supplement to the provisions of the Security
Documents will be effective only in accordance with the provisions of Section
9.01 of the Collateral Trust Agreement.

                                  ARTICLE 12.
                                 NOTE GUARANTEES


Section 12.01 Guarantee.

         (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (1) the principal of, premium and Special Interest, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any






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

stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 12.02 Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 12.03 Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 12.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 12.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.18 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section
4.18 hereof and this Article 12, to the extent applicable.

Section 12.04 Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 12.05, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

                  (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (2) either:

                           (a) subject to Section 12.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee, the Registration Rights Agreement (unless all material obligations in that agreement have been performed) and all Security Documents delivered by that Guarantor pursuant to a supplemental indenture; or

                           (b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof, and the Collateral Trust Agreement.

         In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued on the Issue Date.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 12.05 Releases.

         (a) The Note Guarantee of a Guarantor and the Orion Limited Guaranty shall be released automatically and all security interests granted by that Guarantor or granted in such Guarantor's Capital Stock to the Collateral Trustee shall be released with respect to the Note Obligations:

                  (1) in connection with any sale or other disposition of all of the assets or Capital Stock of that Guarantor or Orion Power Holdings, Inc. (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the Net Proceeds of the sale or disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation,
         Section 4.10 hereof, and the Collateral Trust Agreement without limiting any other rights of the Company hereunder;

                  (2) if the Company designates Orion Power Holdings, Inc. or any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

                  (3) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of the Indenture pursuant to Article 13 hereof;

                  (4) upon a dissolution of that Guarantor or Orion Power Holdings, Inc. that is permitted under Section 4.14 hereof; or

                  (5) upon written request of the Company, if that Guarantor or Orion Power Holdings, Inc. has been or will be concurrently released from its guarantee of all other Indebtedness of the Company; provided that all Liens on the Excluded Securities issued by such Guarantor or Orion Power Holdings, Inc. securing any such Indebtedness have been or are concurrently released.

         (b) Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that the action or event giving rise to the applicable release has occurred or was made by the Company in accordance with the provisions of this Indenture and the Collateral Trust Agreement, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee or Orion Power Holdings, Inc. from its obligations under the Orion Limited Guaranty, as applicable;

         (c) Any Guarantor not released from its obligations under its Note Guarantee will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

                                  ARTICLE 13.
                           SATISFACTION AND DISCHARGE

Section 13.01 Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

                  (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 13.02 and Section 8.06 will survive. In addition, nothing in this Section 13.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture. Further, the Shared Collateral will be released with respect to the Note Obligations only, pursuant to the provisions of Section 10.06, upon a discharge of this Indenture in accordance with the provisions described in that Section.

Section 13.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium or Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 13.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

Section 14.02 Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Reliant Resources, Inc.
         1111 Louisiana Street
         Houston, Texas 77002
         Telecopier No.: (713) 497-0161
         Attention: General Counsel

         With a copy to:
         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, NY 10036
         Telecopier No.:  (212) 735-2000
         Attention:  Richard B. Aftanas

         If to the Trustee:
         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890
         Telecopier No.:  (302) 636-4143
         Attention: Corporate Trust Administration

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 14.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 14.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06 Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 14.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT

THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10 Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.05.

Section 14.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 14.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 14.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following pages]

                                   SIGNATURES

Dated as of July 1, 2003


                                 RELIANT RESOURCES, INC.


                                 By: /s/ WILLIAM S. WALLER
                                    --------------------------------------
                                    Name: William S. Waller
                                    Title: Vice President and Treasurer


                                 GUIDESTREET, INC.


                                 INSYNC INTERNET SERVICES, INCORPORATED


                                 REEVES COUNTY LAND ASSOCIATES, LLC


                                 RELIANT ENERGY ARROW CANYON, LLC


                                 RELIANT ENERGY ATLANTIC, LLC


                                 RELIANT ENERGY AURORA DEVELOPMENT, LLC


                                 RELIANT ENERGY AURORA HOLDING, LLC


                                 RELIANT ENERGY BIGHORN, LLC


                                 RELIANT ENERGY BROADBAND, INC.


                                 RELIANT ENERGY CALIFORNIA HOLDINGS, LLC


                                 RELIANT ENERGY CHOCTAW COUNTY, LLC


                                 RELIANT ENERGY COMMUNICATIONS, INC.


                                 RELIANT ENERGY CONSTRUCTION, LLC


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                    Name:  William S. Waller, Jr.
                                    Title:  Vice President and Treasurer


                                 RELIANT ENERGY COOLWATER, INC.


                                 RELIANT ENERGY CORPORATE SERVICES, LLC


                                 RELIANT ENERGY CUSTOMER CARE SERVICES, LLC


                                 RELIANT ENERGY DEER PARK, INC.


                                 RELIANT ENERGY DESERT BASIN, LLC


                                 RELIANT ENERGY DEVELOPMENT SERVICES, INC.


                                 RELIANT ENERGY ELECTRIC SOLUTIONS, LLC


                                 RELIANT ENERGY ELLWOOD, INC.


                                 RELIANT ENERGY EQUIPMENT COMPANY, LLC


                                 RELIANT ENERGY ERIE WEST, LLC


                                 RELIANT ENERGY ETIWANDA, INC.


                                 RELIANT ENERGY FLORIDA HOLDINGS, LLC


                                 RELIANT ENERGY FUNDING, LLC


                                 RELIANT ENERGY GAS STORAGE, LLC


                                 RELIANT ENERGY GILBERT, LLC


                                 RELIANT ENERGY HUNTERSTOWN, LLC


                                 RELIANT ENERGY INDIAN RIVER, LLC


                                 RELIANT ENERGY KEY/CON FUELS, LLC


                                 RELIANT ENERGY MANDALAY, INC.


                                 RELIANT ENERGY MID-ATLANTIC DEVELOPMENT, INC.


                                 RELIANT ENERGY NET VENTURES, INC.


                                 By:  /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                    Name:   William S. Waller, Jr.
                                    Title:  Vice President and Treasurer


                                 RELIANT ENERGY NEW SMYRNA BEACH, LLC


                                 RELIANT ENERGY NORTHEAST GENERATION, INC.


                                 RELIANT ENERGY NORTHEAST HOLDINGS, INC.


                                 RELIANT ENERGY ORMOND BEACH, INC.


                                 RELIANT ENERGY OSCEOLA, LLC


                                 RELIANT ENERGY PARTSCO, LLC


                                 RELIANT ENERGY PORTLAND, LLC


                                 RELIANT ENERGY POWER GENERATION, INC.


                                 RELIANT ENERGY POWER OPERATIONS I, INC.


                                 RELIANT ENERGY POWER OPERATIONS II, INC.


                                 RELIANT ENERGY RENEWABLES ATASCOCITA GP, LLC


                                 RELIANT ENERGY RENEWABLES BAYTOWN GP, LLC


                                 RELIANT ENERGY RENEWABLES BLUE BONNET GP, LLC


                                 RELIANT ENERGY RENEWABLES COASTAL PLAINS GP,
                                 LLC


                                 RELIANT ENERGY RENEWABLES CONROE GP, LLC


                                 RELIANT ENERGY RENEWABLES FORT WORTH GP, LLC


                                 RELIANT ENERGY RENEWABLES SECURITY GP, LLC


                                 RELIANT ENERGY RENEWABLES, INC.


                                 By: /s/ WILLIAM S. WALLER, JR.
                                     --------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RETAIL HOLDINGS, LLC


                                 RELIANT ENERGY RETAIL SERVICES, LLC


                                 RELIANT ENERGY SABINE (TEXAS), INC.


                                 RELIANT ENERGY SERVICES DESERT BASIN, LLC


                                 RELIANT ENERGY SERVICES INTERNATIONAL, INC.


                                 RELIANT ENERGY SERVICES NEW MEXICO, LLC


                                 RELIANT ENERGY SERVICES, INC.


                                 RELIANT ENERGY SEWARD, LLC


                                 RELIANT ENERGY SHELBY DEVELOPMENT CORP.


                                 RELIANT ENERGY SHELBY HOLDING CORP.


                                 RELIANT ENERGY SIGNAL PEAK, LLC


                                 RELIANT ENERGY SOLUTIONS, LLC


                                 RELIANT ENERGY SOLUTIONS CALIFORNIA, INC.


                                 RELIANT ENERGY SOLUTIONS EAST, LLC


                                 RELIANT ENERGY SOLUTIONS HOLDINGS, LLC


                                 RELIANT ENERGY SOLUTIONS WEST, LLC


                                 RELIANT ENERGY TITUS, LLC


                                 RELIANT ENERGY TRADING EXCHANGE, INC.


                                 RELIANT ENERGY VENTURES, INC.


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                    Name:   William S. Waller, Jr.
                                    Title:  Vice President and Treasurer


                                 RELIANT ENERGY WHOLESALE SERVICE COMPANY


                                 RELIANT ENERGY WINTER HAVEN, LLC


                                 RELIANT RESOURCES INTERNATIONAL SERVICES, INC.


                                 RELIANTENERGY.COM, INC.


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                    Name:   William S. Waller, Jr.
                                    Title:  Vice President and Treasurer


                                 RELIANT ENERGY EUROPE TRADING & MARKETING, INC.


                                 RELIANT ENERGY SERVICES MID-STREAM, LLC


                                 STAREN POWER, LLC


                                 TEXAS STAR ENERGY COMPANY


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                    Name:   William S. Waller, Jr.
                                    Title:  Treasurer


                                 RELIANT ENERGY CAPTRADES HOLDING CORP.


                                 RELIANT ENERGY SABINE (DELAWARE), INC.


                                 RELIANT ENERGY RENEWABLES HOLDINGS II, LLC


                                 By: /s/ PATRICIA GENZEL
                                    --------------------------------------
                                    Name:   Patricia Genzel
                                    Title:  President


                                 RELIANT ENERGY AURORA I, LP


                                 RELIANT ENERGY AURORA II, LP


                                 By: Reliant Energy Aurora Development, LLC,
                                     each of its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    --------------------------------------
                                     Name:  William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY AURORA, LP


                                 By: Reliant Energy Aurora I, LP,
                                     its General Partner


                                 By: Reliant Energy Aurora Development, LLC,
                                     its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES ATASCOCITA, LP


                                 By: Reliant Energy Renewables Atascocita GP,
                                     LLC,
                                     its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES BAYTOWN, LP


                                 By: Reliant Energy Renewables Baytown GP, LLC,
                                     its General Partner


                                 By:  /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES BLUE BONNET, LP


                                 By: Reliant Energy Renewables Blue Bonnet GP,
                                     LLC,
                                     its General Partner


                                 By:  /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES COASTAL PLAINS, LP


                                 By: Reliant Energy Renewables Coastal Plains
                                     GP, LLC,
                                     its General Partner


                                 By:  /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES CONROE, LP


                                 By: Reliant Energy Renewables Conroe GP, LLC,
                                     its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES FORT WORTH, LP


                                 By: Reliant Energy Renewables Fort Worth GP,
                                     LLC,
                                     its General Partner


                                 By:  /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY RENEWABLES SECURITY, LP


                                 By: Reliant Energy Renewables Security GP, LLC,
                                     its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer


                                 RELIANT ENERGY SHELBY COUNTY II, LP


                                 RELIANT ENERGY SHELBY COUNTY, LP


                                 By: Reliant Energy Shelby I, LP,
                                     each of its General Partner


                                 By: Reliant Energy Shelby Development Corp.,
                                     its General Partner


                                 By: /s/ WILLIAM S. WALLER, JR.
                                    ----------------------------------------
                                     Name:   William S. Waller, Jr.
                                     Title:  Vice President and Treasurer

                                   WILMINGTON TRUST COMPANY,


                                   as Trustee


                                   By:   /s/ JAMES McGINLEY
                                         --------------------------------------
                                         Name: James McGinley
                                         Title: Authorized Signatory

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the date of the Indenture:

Choctaw County Trust, a Delaware business trust

GuideStreet, Inc., a Delaware corporation

Hunterstown Trust, a Delaware business trust

Insync Internet Services, Incorporated, a Texas corporation

Reeves County Land Associates, LLC, a Delaware limited liability company

Reliant Energy Arrow Canyon, LLC, a Delaware limited liability company

Reliant Energy Atlantic, LLC, a Delaware limited liability company

Reliant Energy Aurora Development, LLC, a Delaware limited liability company

Reliant Energy Aurora Holding, LLC, a Delaware limited liability company

Reliant Energy Aurora I, LP, a Delaware limited partnership

Reliant Energy Aurora II, LP, a Delaware limited partnership

Reliant Energy Aurora, LP, a Delaware limited partnership

Reliant Energy Bighorn, LLC, a Delaware limited liability company

Reliant Energy Broadband, Inc., a Delaware corporation

Reliant Energy California Holdings, LLC, a Delaware limited liability company

Reliant Energy CapTrades Holding Corp., a Delaware corporation

Reliant Energy Choctaw County, LLC, a Mississippi limited liability company

Reliant Energy Communications, Inc., a Delaware corporation

Reliant Energy Construction, LLC, a Delaware limited liability company

Reliant Energy Coolwater, Inc., a Delaware corporation

Reliant Energy Customer Care Services, LLC, a Delaware limited liability company

Reliant Energy Corporate Services, LLC, a Delaware limited liability company

Reliant Energy Deer Park, Inc., a Delaware corporation

Reliant Energy Desert Basin, LLC, a Delaware limited liability company

Reliant Energy Development Services, Inc., a Delaware corporation

Reliant Energy Electric Solutions, LLC, a Delaware limited liability company

Reliant Energy Ellwood, Inc., a Delaware corporation

Reliant Energy Equipment Company, LLC, a Nevada Limited liability company

Reliant Energy Erie West, LLC, a Delaware limited liability company

Reliant Energy Etiwanda, Inc., a Delaware corporation

Reliant Energy Europe Trading & Marketing, Inc., a Delaware corporation

Reliant Energy Florida Holdings, LLC, a Delaware limited liability company

Reliant Energy Funding, LLC, a Delaware limited liability company

Reliant Energy Gas Storage, LLC, a Delaware limited liability company

Reliant Energy Gilbert, LLC, a Delaware limited liability company

Reliant Energy Hunterstown, LLC, a Delaware limited liability company

Reliant Energy Indian River, LLC, a Delaware limited liability company

Reliant Energy Key/Con Fuels, LLC, a Delaware limited liability company

Reliant Energy Mandalay, Inc., a Delaware corporation

Reliant Energy Mid-Atlantic Development, Inc., a Delaware corporation

Reliant Energy Net Ventures, Inc., a Delaware corporation

Reliant Energy New Smyrna Beach, LLC, a Delaware limited liability company

Reliant Energy Northeast Generation, Inc., a Delaware corporation

Reliant Energy Northeast Holdings, Inc., a Delaware corporation

Reliant Energy Ormond Beach, Inc., a Delaware corporation

Reliant Energy Osceola, LLC, a Delaware limited liability company

Reliant Energy Partsco, LLC, a Delaware limited liability company

Reliant Energy Portland, LLC, a Delaware limited liability company

Reliant Energy Power Generation, Inc., a Delaware corporation

Reliant Energy Power Operations I, Inc., a Delaware corporation

Reliant Energy Power Operations II, Inc., a Delaware corporation

Reliant Energy Renewables Atascocita GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Atascocita, LP, a Delaware limited partnership

Reliant Energy Renewables Baytown GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Baytown, LP, a Delaware limited partnership

Reliant Energy Renewables Blue Bonnet GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Blue Bonnet, LP, a Delaware limited partnership

Reliant Energy Renewables Coastal Plains GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Coastal Plains, LP, a Delaware limited partnership

Reliant Energy Renewables Conroe GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Conroe, LP, a Delaware limited partnership

Reliant Energy Renewables Fort Worth GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Fort Worth, LP, a Delaware limited partnership

Reliant Energy Renewables Holdings II, LLC, a Delaware limited liability company

Reliant Energy Renewables Security GP, LLC, a Delaware limited liability company

Reliant Energy Renewables Security, LP, a Delaware limited partnership

Reliant Energy Renewables, Inc., a Delaware corporation

Reliant Energy Retail Holdings, LLC, a Delaware limited liability company

Reliant Energy Retail Services, LLC, a Delaware limited liability company

Reliant Energy Sabine (Delaware), Inc., a Delaware corporation

Reliant Energy Sabine (Texas), Inc., a Delaware corporation

Reliant Energy Services Desert Basin, LLC, a Delaware limited liability company

Reliant Energy Services International, Inc., a Delaware corporation

Reliant Energy Services Mid-Stream, LLC, a Delaware limited liability company

Reliant Energy Services New Mexico, LLC, a Delaware limited liability company

Reliant Energy Services, Inc., a Delaware corporation

Reliant Energy Seward, LLC, a Delaware limited liability company

Reliant Energy Shelby County II, LP, a Delaware limited partnership

Reliant Energy Shelby County, LP, a Delaware limited partnership

Reliant Energy Shelby Development Corp., a Delaware corporation

Reliant Energy Shelby Holding Corp., a Delaware corporation

Reliant Energy Shelby I, LP, a Delaware limited partnership

Reliant Energy Shelby II, LP, a Delaware limited partnership

Reliant Energy Signal Peak, LLC, a Delaware limited liability company

Reliant Energy Solutions, LLC, a Delaware limited liability company

Reliant Energy Solutions California, Inc., a Delaware corporation

Reliant Energy Solutions East, LLC, a Delaware limited liability company

Reliant Energy Solutions Holdings, LLC, a Delaware limited liability company

Reliant Energy Solutions West, LLC, a Delaware limited liability company

Reliant Energy Titus, LLC, a Delaware limited liability company

Reliant Energy Trading Exchange, Inc., a Delaware corporation

Reliant Energy Ventures, Inc., a Delaware corporation

Reliant Energy Wholesale Service Company, a Delaware corporation

Reliant Energy Winter Haven, LLC, a Delaware limited liability company

Reliant Resources International Services, Inc., a Delaware corporation

ReliantEnergy.com, Inc., a Delaware corporation

Seward Trust, a Delaware business trust

StarEn Power, LLC, a Delaware limited liability company

Texas Star Energy Company, a Delaware corporation

                                                                       EXHIBIT A


                                 [Face of Note]
--------------------------------------------------------------------------------


                                                         CUSIP/CINS ____________

                       9.25% Senior Secured Notes due 2010

No. ___                                                            $____________

                             RELIANT RESOURCES, INC.

promises to pay to [CEDE & CO.]

or registered assigns,

the principal sum of
                     -----------------------------------------------------------

Dollars on _____________, 20___.

Interest Payment Dates:  ____________ and ____________

Record Dates:  ____________ and ____________













--------------------------------------------------------------------------------

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.


                                   RELIANT RESOURCES, INC.


                                   By:
                                         --------------------------------------
                                         Name:
                                         Title:







Dated:  July 1, 2003


This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST COMPANY,
  as Trustee


By:
     --------------------------------------------
                Authorized Signatory

                                 [Back of Note]
                       9.25% Senior Secured Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) Interest. Reliant Resources, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.25% per annum from July 1, 2003 until maturity and shall pay the Special Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Special Interest, if any, semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the July 1 or January 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) Paying Agent and Registrar. Initially, Wilmington Trust Company, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) Indenture. The Company issued the Notes under an Indenture dated as of July 1, 2003 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Company shall be entitled to issue Additional Notes pursuant to Section 2.13 of the Indenture.

                  (5) Optional Redemption.

                           (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to July 15, 2007. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest (including Special Interest, if any) on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2007.............................................................................        104.625%
2008.............................................................................        102.313%
2009 and thereafter..............................................................        100.000%

                           (b) Notwithstanding the provisions of subparagraph
         (a) of this Paragraph 5, at any time prior to July 15, 2006, the Company may redeem Notes at a redemption price of 109.250% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date with the net proceeds of one or more Equity Offerings of the Company (other than any such net proceeds that are deposited into the Texas Genco Escrow Account, unless such net proceeds are released from that escrow account without being used to acquire assets or Equity Interests in Texas Genco or any of its Subsidiaries); provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 75 days of the date of the closing of such Equity Offering (or, in the case of net proceeds deposited into the Texas Genco Escrow Account, within 75 days of the date of such deposit).

                  (6) No Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) Collateral and Security.

                  Subject to the terms of the Indenture, the Notes are secured, together with the Credit Agreement General Facilities Debt, all other Parity Secured Debt of the Company and all other Parity Secured Obligations of the Company, Equally and Ratably by security interests granted to the Collateral Trustee in all of the assets of the Company that secure Credit Agreement General Facilities Obligations, except Excluded Property. Subject to the terms of the Indenture, each

         Note Guarantee is secured, together with each Guarantor's guarantee of the Credit Agreement General Facilities Debt, all other guarantees of Parity Secured Debt of each Guarantor and all other Parity Secured Obligations of each Guarantor, Equally and Ratably by security interests granted to the Collateral Trustee in all assets of each Guarantor that secure its guarantee of the Credit Agreement General Facilities Obligations except Excluded Property. As provided in and limited by the Security Documents, such security interests are junior in priority to the Credit Agreement Priority Facility Liens and Tranche A Priority Liens, which also will be held by the Collateral Trustee on a priority basis, and to other Permitted Prior Liens.

                  (8) Repurchase at Option of Holder.

                           (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                           (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each date on which the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall commence an offer to all Holders of Notes and all holders of other Parity Secured Debt (other than Credit Agreement General Facilities Debt) containing provisions similar to those set forth in the Indenture with respect to offers to purchase (or repay, prepay or redeem, as applicable) an aggregate principal amount of Notes and such other Parity Secured Debt that may be purchased (or repaid, prepaid or redeemed) equal to the aggregate Excess Proceeds multiplied by a fraction, the numerator of which consists of (A) the aggregate principal amount then outstanding on the Notes and all such Parity Secured Debt containing such provisions (not including Credit Agreement General Facilities Debt) and the denominator of which is (B) the sum of
         (i) such aggregate amount in the preceding clause (A) and (ii) the Credit Agreement General Facilities Debt then outstanding (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and other Parity Secured Debt that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other Parity Secured Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Parity Secured Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Company shall select the Notes and other Parity Secured Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                  (9) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

         On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (10) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (11) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

                  (12) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 (including the related definitions) of the Indenture in a manner that does not materially adversely affect any Holder, (iii) to provide for the assumption of the Company's or any Guarantor's obligations to Holders of the Notes by a successor to the Company or such Guarantor pursuant to Article 5 or 12 of the Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders, including the addition of guarantees, or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) to make, complete or confirm any grant of Collateral permitted or required by the Security Documents, the Collateral Trust Agreement or the Indenture or any release of Collateral that becomes effective as set forth in the Security Documents, the Collateral Trust Agreement or the Indenture,
         (vii) to conform the text of the Indenture, the Notes or the Note Guarantees to any provision of the Description of Notes to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Note Guarantees, (viii) to reflect any waiver or termination of any right arising under the provisions described in Section 11.01 of the Indenture that otherwise would be enforceable by any holder of any Series of Secured Debt other than the Notes, at any time issued under the Indenture, if such waiver or termination is set forth or provided in the Indenture or agreement governing or giving rise to such Series of Secured Debt (only to extent the waiver or amendment will not adversely affect the rights of the Holders of the Notes), (ix) to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture and (x) to allow any Person to execute a supplemental indenture and/or Note Guarantee with respect to the Notes to become a Guarantor.

                  (13) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Special Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company or any of its Restricted Subsidiaries for 30 days after to notice to the Company from the Trustee or the Holders of at least 25% in the aggregate principal amount of Notes then outstanding to comply with the provisions of
         Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company from the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding to comply with any other covenants, representations, warranties or other agreement in the Indenture, the Notes or the Security Documents; (v) default under certain other agreements relating to Indebtedness of the Company and its Restricted Subsidiaries (other than those enumerated in Section 6.01(5) of the Indenture) which default (i) is a Payment Default or
         (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 or more;
         (vi) failure by the Company or any Restricted Subsidiaries to pay final and non-appealable judgments aggregating in excess of $50.0 million, which are not covered by indemnities or third-party insurance, which judgments are not paid, discharged, vacated or stayed for a period of 60 days; (vii) the repudiation by the Company or any of its Restricted Subsidiaries of any of its obligations under any of the Security Documents or the unenforceability of any of the Security Documents against the Company or any of its Restricted Subsidiaries for any reason if such unenforceability is applicable to Collateral having an aggregate Fair Market Value of $50.0 million or more; (viii) any Security Document or any Lien purported to be granted thereby on assets having a Fair Market Value in excess of $50.0 million is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason within the control of the Company or any of its Restricted Subsidiaries (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture) to be fully enforceable and perfected; (ix) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, denies or disaffirms its obligations under its Note Guarantee; and (x) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries (other than RECE and its Subsidiaries). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interests of the Holders. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (14) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 of the Indenture.

                  (15) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

                  (16) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of July 1, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more similar agreements that the Company and other parties may enter into in relation to rights given by the Company to the purchasers of any Additional Notes to register such Additional Notes under the Securities Act (collectively, the "Registration Rights Agreement").

                  (19) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  (20) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and other Note Documents. Requests may be made to:

          Reliant Resources, Inc.
          1111 Louisiana Street
          Houston, Texas 77002
          Attention:  Chief Financial Officer

                                                   ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
                                               --------------------------------------------------------------------
                                                                   (Insert assignee's legal name)

-------------------------------------------------------------------------------------------------------------------
                                   (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                               (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        -------------------------------------------------------------------------------------------
to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:  _______________

                                                     Your Signature:
                                                                      ---------------------------------------------
                                                       (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:
                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the
Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                    [ ] Section 4.10   [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date:  _______________

                            Your Signature:
                                             ----------------------------------
                                             (Sign exactly as your name appears
                                             on the face of this Note)

                            Tax Identification No.:
                                                     --------------------------

Signature Guarantee*:
                       -------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER

Reliant Resources, Inc.
1111 Louisiana Street
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

         Re:  Reliant Resources, Inc. 9.25% Senior Secured Notes due 2010

         Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Reliant Resources, Inc., as issuer (the "Company"), the Guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the

Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act ("Institutional Accredited Investor") and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effecteD pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effecteD pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     ------------------------------------------
                                             [Insert Name of Transferor]



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Dated:
      ------------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP _________), or

                  (ii)     [ ] Regulation S Global Note (CUSIP _________), or

                  (iii)    [ ] IAI Global Note (CUSIP _________); or

         (b)      [ ] a Restricted Definitive Note.

2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a)      [ ] a beneficial interest in the:

                  (i)      [ ] 144A Global Note (CUSIP _________), or

                  (ii)     [ ] Regulation S Global Note (CUSIP _________), or

                  (iii)    [ ] IAI Global Note (CUSIP _________); or

                  (iv)     [ ] Unrestricted Global Note (CUSIP _________); or

         (b)      [ ] a Restricted Definitive Note; or

         (c)      [ ] an Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Reliant Resources, Inc.
1111 Louisiana Street
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

         Re:  Reliant Resources, Inc. 9.25% Senior Secured Notes due 2010

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Reliant Resources, Inc., as issuer (the "Company"), the Guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal princIpAL amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     ------------------------------------------
                                             [Insert Name of Transferor]



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Dated:
      ------------------------

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Reliant Resources, Inc.
1111 Louisiana Street
Houston, Texas 77002
Attention: General Counsel

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

         Re:  Reliant Resources, Inc. 9.25% Senior Secured Notes due 2010

         Reference is hereby made to the Indenture, dated as of July 1, 2003 (the "Indenture"), among Reliant Resources, Inc., as issuer (the "Company"), the guarantors named on the signature pages thereto and Wilmington Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) [ ] a beneficial interest in a Global Note, or

         (b) [ ] a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     ------------------------------------------
                                             [Insert Name of Transferor]



                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Dated:
      ------------------------

                                                                       EXHIBIT E


                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed on a senior basis, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of July 1, 2003 (the "Indenture") among Reliant Resources, Inc., (the "Company"), the Guarantors listed on Schedule I thereto and Wilmington Trust Company, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in
Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions and appoints the Trustee attorney-in-fact of such Holder for such purpose.


                                     [NAME OF GUARANTOR(S)]


                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE
                        ADDITIONAL SUBSIDIARY GUARANTEES

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 2003, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Reliant Resources, Inc. (or its permitted successor), a __________ corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 1, 2003 providing for the original issuance of an aggregate principal amount of $550,000,000 of 9.25% Senior Secured Notes due 2010 (the "Initial Notes"), and, subject to the terms of the Indenture, future unlimited issuances of 9.25% Senior Secured Notes due 2010 (the "Additional Notes," and together with the Initial Notes, the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the other Guarantors are authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. Agreement to be Bound; Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the Obligations and agreements of a Guarantor under the Indenture. In furtherance of the foregoing, the Guaranteeing Subsidiary shall be deemed a Guarantor for purposes of Article 12 of the Indenture, including, without limitation, Section 12.02 thereof.

         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall by bound hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated: _____________, 20__

                                     [GUARANTEEING SUBSIDIARY]

                                     By:
                                          -------------------------------
                                     Name:
                                     Title:

                                     [COMPANY]

                                     By:
                                          -------------------------------
                                     Name:
                                     Title:

                                     [EXISTING GUARANTORS]

                                     By:
                                          -------------------------------
                                     Name:
                                     Title:

                                     [TRUSTEE],
                                     as Trustee

                                     By:
                                          -------------------------------
                                              Authorized Signatory